Exhibit 4.1

LKQ ITALIA BONDCO S.P.A.
as Issuer,
the Guarantors named herein
BNP PARIBAS TRUST CORPORATION UK LIMITED
as Trustee,
and
BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH
as Paying Agent, Transfer Agent and Registrar
______________________________________
INDENTURE
Dated as of April 14, 2016
______________________________________
3.875% Senior Notes due 2024

TABLE OF CONTENTS
Page
ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.	1
SECTION 1.02.	Trust Indenture Act.	24
SECTION 1.03.	Rules of Construction.	24
ARTICLE TWO

THE SECURITIES

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Page

ARTICLE THREE

REDEMPTION
ARTICLE FOUR

COVENANTS

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Page

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.	Consolidation, Merger and Sale of Assets.	62
SECTION 5.02.	Successor Person Substituted.	64
ARTICLE SIX

DEFAULTS AND REMEDIES
ARTICLE SEVEN

TRUSTEE

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Page

ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER
ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE
ARTICLE TEN

GUARANTEE OF SECURITIES

-iv-

Page

ARTICLE ELEVEN

MISCELLANEOUS

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Page

EXHIBITS

Schedule 1.	Certain Guarantors	S-1-1
Schedule 2.	Certain Additional Guarantors	S-2-1
Exhibit A-2.	Form of Unrestricted Note	A-2-1
Exhibit B.	Form of Private Placement Legend	B-1
Exhibit C.	Form of Legend for Global Note	C-1
Exhibit D.	[Reserved]	D-1
Exhibit E.	Form of Regulation S Legend	E-1
Exhibit F.	Form of Certificate of Transfer	F-1
Exhibit G.	Form of Certificate of Exchange	G-1
Exhibit H.	[Reserved]	H-1
Exhibit I.	[Reserved]	I-1
Exhibit J-1.	Form of Supplemental Indenture to be Delivered by Subsequent Domestic Guarantors	J-1-1
Exhibit J-2.	Form of Supplemental Indenture to be Delivered by Subsequent Italian Guarantors	J-2-1
Exhibit J-3.	Form of Supplemental Indenture to be Delivered by Subsequent Czech Guarantors	J-3-1
Exhibit K.	Form of Annual Officers' Certificate under Section 4.06(a)	K

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INDENTURE, dated as of April 14, 2016, among LKQ Italia Bondco S.p.A., a joint stock company (società per azioni) organized under the laws of the Republic of Italy (the “Issuer”), LKQ Corporation, a Delaware corporation (“Parent”), the other Domestic Guarantors (as defined below), BNP Paribas Trust Corporation UK Limited, as trustee (the “Trustee”), and BNP Paribas Securities Services, Luxembourg Branch, as paying agent, transfer agent and registrar.
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions.
“Additional Amounts” has the meaning set forth in Section 4.12.
“Additional Notes” has the meaning set forth in Section 2.01.
“Additional Assets” means:
(1)    any property or assets (other than Indebtedness and Capital Stock) to be used by Parent or a Subsidiary;
(2)    the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by Parent or another Subsidiary; or
(3)    Capital Stock constituting a non-controlling interest in any Person that at such time is a Subsidiary.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent, Transfer Agent or agent for service or notices and demands.
“Agent Members” has the meaning set forth in Section 2.16.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

K-1

“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.
“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Parent or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(1)    any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Parent or a Subsidiary of Parent which is not a Guarantor);
(2)    all or substantially all the assets of any division or line of business of Parent or any Subsidiary; or
(3)    any other assets or property of Parent or any Subsidiary outside of the ordinary course of business of Parent or such Subsidiary.
Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:
(1)    a disposition by a Subsidiary to Parent or by Parent or a Subsidiary to a Subsidiary;
(2)    for purposes of Section 4.09 only, a disposition of all or substantially all the assets of Parent in compliance with Section 5.01 or a disposition that constitutes a Change of Control pursuant to this Indenture;
(3)    a sale, contribution, conveyance or other transfer of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Entity in a Qualified Receivables Transaction;
(4)    the license or sublicense of intellectual property or other intangibles;
(5)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(6)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)    the granting of Security Interests not prohibited by Section 4.11;
(8)    the disposition by Parent or any of its Subsidiaries in the ordinary course of business of (i) cash and cash equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in Parent’s reasonable judgment, are no longer used or useful in the business of Parent or its Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of Parent or its Subsidiaries;
(9)    a Restricted Payment that does not violate Section 4.10;
(10)    any exchange of assets for assets (including a combination of assets (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) of comparable or greater market value or usefulness to the business of Parent and its Subsidiaries, taken as a whole, which in the event of an exchange of assets with a fair market value (as determined by Parent in good faith) in excess of (a) $25.0 million shall be evidenced by an Officers’ Certificate and (b) $50.0 million shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of Parent; provided that the Issuer (or Parent on behalf of the Issuer) shall apply any cash or cash equivalents received in any such exchange of assets as described in Section 4.09(a);
(11)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(12)    the issuance by Parent or a Subsidiary of preferred stock or any convertible securities;
(13)    any sale of Capital Stock or Indebtedness or other securities of a Foreign Subsidiary;
(14)    any sale of assets received by the Issuer or any Subsidiary upon foreclosure on a Security Interest;
(15)    the unwinding of any Hedging Obligations (including sales under forward contracts);
(16)    any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;
(17)    the lease or sublease of office space;
(18)    the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;
(19)    dispositions of property pursuant to casualty events; and
(20)    a single transaction or series of related transactions that involve the disposition of assets with a fair market value (as determined by Parent in good faith) of less than the greater of (x) $50.0 million and (y) 5% of Consolidated Net Tangible Assets.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
“Authorized Agent” has the meaning set forth in Section 11.09.
“Bankruptcy Law” means (i) Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors, (ii) the Italian Royal Decree No. 267 of March 16, 1942, as amended from time to time or any other bankruptcy, insolvency, liquidation or similar laws of general application and (iii) the Czech Act No. 18212006 Coll., on insolvency and methods of its resolution, as amended.
“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.
“Bund Rate” means, as of any redemption date, the rate per annum equal to the equivalent yield to maturity as of such redemption date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date.
“Business Day” has the meaning set forth in Section 11.07.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).
“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Change of Control” means the occurrence of any of the following:
(1)    any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in

Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any Transfer to Parent or one or more Subsidiaries of Parent;
(2)    the adoption of a plan for the liquidation or dissolution of Parent or the Issuer (other than in a transaction that complies with Article Five);
(3)    a “person” (as defined above) or “group” (as defined above) becomes, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of Parent, other than as a result of (i) any transaction where the voting power of the Voting Stock of Parent immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner or (ii) any merger or consolidation of Parent with or into any “person” (as defined above) (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no person (as defined above) is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person;
(4)    the first day on which a majority of the members of the Board of Directors of Parent are not Continuing Directors; or
(5)    the first day on which Parent fails to own, either directly or indirectly through one or more Wholly Owned Subsidiaries, 100% of the issued and outstanding Equity Interests of the Issuer.
“Change of Control Offer” has the meaning set forth in Section 4.08.
“Change of Control Payment” has the meaning set forth in Section 4.08.
“Change of Control Payment Date” has the meaning set forth in Section 4.08.
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Commission” means the United States Securities and Exchange Commission.
“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially BNP Paribas Securities Services, Luxembourg Branch, until a successor Common Depositary, if any, shall have become engaged as such for purposes of this Indenture, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.
“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to January 1, 2024, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to January 1, 2024; provided, however, that, if the period from such redemption date to January 1, 2024 is less than one year, a fixed maturity of one year shall be used.
“Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.
“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:
(1)    the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:
(a)    Consolidated Net Income;
(b)    Consolidated Non-cash Charges;
(c)    Consolidated Interest Expense;
(d)    Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); and
(2)    less non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.
In calculating “Consolidated Cash Flow Available for Fixed Charges” for any period, if any Asset Disposition or Asset Acquisition (whether pursuant to a stock or an asset transaction) shall have occurred since the first day of any twelve month period for which the “Consolidated Cash Flow Available for Fixed Charges” is being calculated, such calculation shall give pro forma effect to such Asset Disposition or Asset Acquisition including, for the avoidance of doubt, any indebtedness incurred in connection with such Asset Disposition or Asset Acquisition.
For the purposes of calculating “Consolidated Cash Flow Available for Fixed Charges,” “Asset Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person; and “Asset Disposition” means any disposition of property or series of related dispositions of property that involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Subsidiary.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges of Parent and its Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of Parent and its Subsidiaries for the Four-Quarter Period. Notwithstanding anything to the contrary set forth in the definitions of “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Expense” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to the incurrence or repayment of Indebtedness or the issuance or redemption of Preferred Stock, the pro forma calculations shall be determined in good faith by a responsible officer of Parent.
For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness or the issuance of any Preferred Stock of Parent or any Subsidiary (and the application of the proceeds thereof) and any repayment of Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period.
In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:
(a)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding);
(b)    if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding); and
(c)    notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
“Consolidated Fixed Charges” for any period means the sum, without duplication, of (a) Consolidated Interest Expense of Parent and the Subsidiaries for such period, plus (b) the product of (a) all dividend payments on any series of Disqualified Equity Interests of Parent or any Subsidiary or any Preferred Stock of any Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by Parent or a Subsidiary or to the extent paid in Qualified Equity Interests) for such period, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Parent and the Subsidiaries, expressed as a decimal.
“Consolidated Income Tax Expense” means, with respect to any Person for any period the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, the interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write-offs associated with the amendment and restatement or repayment of indebtedness).
“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:
(1)    all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto);
(2)    the portion of net income of such Person and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries;
(3)    gains or losses in respect of any sales of capital stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by such Person or one of its Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;
(4)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(5)    any fees, expenses and other costs incurred or paid (and write-offs recorded) in connection with the offering of the Notes, the Senior Secured Credit Facilities, or other Indebtedness;
(6)    nonrecurring or unusual gains or losses;
(7)    the net after-tax effects of adjustments in the inventory, property and equipment, goodwill and intangible assets line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof;
(8)    any fees and expenses incurred (and write-offs recorded) during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset sale, issuance or repayment or amendment or restatement of indebtedness, issuance of stock, stock options or other equity-based awards, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);
(9)    any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss);
(10)    any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;
(11)    any expenses or charges related to any equity offering, Asset Disposition, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful); and
(12)    any non-cash impairment, restructuring or special charge or asset write-off or write-down, and the amortization or write-off of intangibles.
“Consolidated Net Tangible Assets” means, in each case, with respect to Parent the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities and liability items, except for Indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), capitalized rent, capital stock (including redeemable preferred stock) and surplus, surplus reserves and deferred income taxes and credits and other non-current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expenses incurred in the issuance of debt, and other like intangibles which, in each case, under generally accepted accounting principles in effect on the date of this Indenture would be included on a consolidated balance sheet of Parent and its Subsidiaries.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of the Person and its Subsidiaries (including without limitation any minority interest) reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the relevant Person who:
(1)    was a member of such Board of Directors on the Issue Date; or
(2)    was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Corporate Trust Office” means the office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at 55 Moorgate, London EC2R 6PA, United Kingdom, Attn: The Directors, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Covenant Defeasance” has the meaning set forth in Section 9.03.
“Covenant Suspension Event” has the meaning set forth in Section 4.18.
“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facility) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans or letters of credit, in each case as any such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement bank credit agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.
“Czech Guarantor” means any of Auto Kelly a.s. and ELIT CZ, spol. s r.o.
“Czech Guarantor Funding Amount” has the meaning set forth in Exhibit J-3.
“Czech Limitation Amount” has the meaning set forth in Exhibit J-3.
“Default” means any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or any of the Guarantors in connection with an Asset

Disposition that is designated as “Designated Non-cash Consideration” pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.
“Directive” has the meaning set forth in Section 2.04.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require Parent to redeem such Equity Interests upon the occurrence of a Change of Control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.08 and such Equity Interests specifically provide that Parent will not redeem any such Equity Interests pursuant to such provisions prior to Parent’s purchase of the Notes as required pursuant to Section 4.08.
“Domestic Guarantor” means any Guarantor organized under the laws of the United States, any State thereof or the District of Columbia.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.
“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency.

“European Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed by, any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of such member state of the European Union that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.
“Event of Default” has the meaning set forth in Section 6.01.
“Excess Proceeds” has the meaning set forth in Section 4.09.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on May 9, 2013; provided, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the Issue Date shall not be reclassified as Capitalized Leases and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the independent auditors of Parent.
“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.
“Global Notes” has the meaning set forth in Section 2.16.
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.
“Guarantor” means:
(1)    Parent;

(2)    each Domestic Subsidiary that executes and delivers this Indenture or a supplemental indenture substantially in the form of Exhibit J-1 pursuant to Section 4.17;
(3)    subject to Section 4.20, Bertolotti S.p.A., Rhiag-Inter Auto Parts Italia S.p.A., Auto Kelly a.s. and ELIT CZ, spol. s r.o. (collectively, the “Rhiag Guarantors”); and
(4)    each Subsidiary that otherwise executes and delivers a supplemental indenture substantially in the form of Exhibits J-1, J-2 or J-3, as applicable, in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.
“Holder” or “Noteholder” means any registered holder, from time to time, of any Notes.
“Indebtedness” of any Person at any date means, without duplication:
(a)    all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c)    all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(d)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
(e)    the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person (but excluding any accrued but unpaid dividends);
(f)    all Capitalized Lease Obligations of such Person;
(g)    all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(h)    all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of Parent or the Subsidiaries that is guaranteed by Parent or the Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of Parent and the Subsidiaries on a consolidated basis;
(i)    all Attributable Indebtedness; and
(j)    all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the lesser of (a) the fair market value of any asset subject to a Security Interest securing the Indebtedness of others on the date that the Security Interest attaches and (b) the amount of the Indebtedness secured. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.
“Indenture” means this Indenture as amended, restated or supplemented from time to time.
“Initial Purchasers” means Merrill Lynch International, HSBC Securities (USA) Inc., Banco Bilbao Vizcaya Argentaria, S.A., Mitsubishi UFJ Securities International plc, Wells Fargo Securities International Limited, PNC Capital Markets LLC, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas and U.S. Bancorp Investments, Inc.
“Initial Security Interest” has the meaning set forth in Section 4.11.
“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, in each case with stable outlook, or an equivalent rating by any other Rating Agency.
“Issue Date” means April 14, 2016, the date on which Notes were first issued under this Indenture.
“Italian Civil Code” means the Italian civil code, enacted by Royal Decree No. 262 of March 16, 1942, as subsequently amended and supplemented.
“Judgment Currency” has the meaning set forth in Section 11.18.

“Legal Defeasance” has the meaning set forth in Section 9.02.
“Legal Holiday” has the meaning set forth in Section 11.07.
“Make-Whole Premium” means, with respect to a Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value at such Make-Whole Redemption Date of the sum of the principal amount and premium that would be payable on such Note on January 1, 2024 and all remaining interest payments to and including January 1, 2024 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from January 1, 2024 to the Make-Whole Redemption Date at a per annum interest rate equal to the Bund Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.
“Make-Whole Redemption” has the meaning set forth in paragraph 5 of the Notes.
“Make-Whole Redemption Date” means with respect to a Make-Whole Redemption, the date such Make Whole Redemption is effectuated.
“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:
(1)    all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;
(2)    all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)    all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and
(4)    appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Parent or any Subsidiary after such Asset Disposition.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by a Guarantor of the Notes.
“Noteholders’ Representative” has the meaning set forth in Section 7.13.
“Notes” means the 3.875% Senior Notes due 2024 issued by the Issuer pursuant to this Indenture. The Notes issued on the Issue Date and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Notes issued on the Issue Date and any Additional Notes.
“Offer” has the meaning set forth in Section 4.09.
“Offering Memorandum” means the Offering Memorandum of the Issuer, dated April 7, 2016, relating to the offering of the Notes on the Issue Date.
“Officers” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person or any other authorized officer or director of such Person.
“Officers’ Certificate” means, with respect to any Person, a certificate signed by any two Officers of such Person that shall comply with applicable provisions of this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to Parent or any of its Subsidiaries, or other counsel who is reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 11.05, if and to the extent required by the provisions thereof.
“Pari Passu Indebtedness” means any Indebtedness of Parent, the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.
“Paying Agent” has the meaning set forth in Section 2.04.
“Payment Default” has the meaning set forth in Section 6.01.
“Permitted Security Interest” has the meaning set forth in Section 4.11.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Physical Notes” means certificated Notes in registered form that are not Global Notes.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.
“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Principal Facility” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of this Indenture or thereafter, by Parent or a Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of one percent of the Consolidated Net Tangible Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of Parent (evidenced by a board resolution), is not of material importance to the business conducted by Parent and its Subsidiaries taken as a whole.
“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of Parent.
“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Parent or any of its Subsidiaries pursuant to which Parent or any of its Subsidiaries may sell, convey or otherwise transfer to:
(1)    a Receivables Entity (in the case of a transfer by Parent or any of its Subsidiaries) or

(2)    any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Parent or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms in all material respects at the time of such transaction (as determined in good faith by Parent). The grant of a Security Interest in any accounts receivable of Parent or any of its Subsidiaries to secure Indebtedness under Credit Facilities shall not be deemed a Qualified Receivables Transaction.
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent which shall be substituted for Moody’s or S&P or both, as the case may be.
“Receivables Entity” means (a) a Wholly Owned Subsidiary of Parent that is designated by the Board of Directors of Parent (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with Parent, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:
(A)    is Guaranteed by Parent or any Subsidiary of Parent (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(B)    is recourse to or obligates Parent or any Subsidiary of Parent in any way (other than pursuant to Standard Securitization Undertakings), or
(C)    subjects any property or asset of Parent or any Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);
(2)    the entity is not an Affiliate of Parent or is an entity with which neither Parent nor any Subsidiary of Parent has any material contract, agreement, arrangement or understanding other than on terms that Parent reasonably believes to be no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent; and

(3)    is an entity to which neither Parent nor any Subsidiary of Parent has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Parent giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 or 6 of the Notes means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.
“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith.
“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third Business Day preceding the relevant date.
“Registrar” has the meaning set forth in Section 2.04.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.16.
“Regulation S Legend” means the legend substantially in the form set forth in Exhibit E.
“Regulation S Notes” has the meaning set forth in Section 2.02.
“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, in each case having direct responsibility for the administration of this Indenture, and any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Global Note” means a Global Note that is a Restricted Note.
“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request (at the expense of the Issuer) and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.
“Restricted Payment” means any of the following:
(a)    the declaration or payment of any dividend or any other distribution on Equity Interests of Parent or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of Parent, including, without limitation, any payment in connection with any merger or consolidation involving Parent but excluding dividends or distributions payable solely in Qualified Equity Interests of Parent or through accretion or accumulation of such dividends on such Equity Interests; or
(b)    the redemption of any Equity Interests of Parent, including, without limitation, any payment in connection with any merger or consolidation involving Parent.
“Restricted Payments Basket” has the meaning set forth in Section 4.10.
“Restricted Period” has the meaning set forth in Section 2.17.
“Restricted Physical Note” means a Physical Note that is a Restricted Note.
“Reversion Date” has the meaning set forth in Section 4.18.
“Rhiag Guarantors” has the meaning set forth in the definition of “Guarantor.”
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.16.
“Rule 144A Notes” has the meaning set forth in Section 2.02.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business
“Sale and Leaseback Transaction” means any sale or transfer made by Parent or one or more Subsidiaries (except a sale or transfer made to Parent or one or more Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by Parent or any Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by Parent or any Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to Parent or a Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by Parent or such Subsidiary will be discontinued on or before the expiration of such period); provided, however, that the creation of any Secured Debt permitted under Section 4.11 shall not be deemed to create or be considered a Sale and Leaseback Transaction.
“Secured Debt” means outstanding Indebtedness of Parent or a Subsidiary which is secured by (a) a Security Interest in any property or assets of Parent or any Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by Parent in a Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by Parent and the Subsidiaries.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.
“Senior Secured Credit Facility” means the Credit Agreement, dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016, as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement bank credit agreement(s) and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.
“Senior Secured Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Net Debt of Parent and the Subsidiaries secured by a Security Interest to (b) Consolidated Cash Flow Available for Fixed Charges of Parent and the Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that Parent or any Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Net Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Senior Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Net Leverage Ratio is made, then the Senior Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of Consolidated Cash Flow Available for Fixed Charges (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to Asset Acquisition, Asset Disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt, the pro forma calculations shall be determined in good faith by a responsible officer of Parent.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any Subsidiary of Parent that, taken as a whole, are customary in an accounts receivable transaction.
“Subordinated Indebtedness” means Indebtedness of Parent or any Subsidiary that is expressly subordinated in right of payment to the Notes or the guarantees of the Notes by Parent or such Subsidiary, as the case may be.
“Subsidiary” means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by Parent or by one or more other Subsidiaries, or by Parent and one or more other Subsidiaries.
“Suspended Covenants” has the meaning set forth in Section 4.18.
“Suspension Period” has the meaning set forth in Section 4.18.
“Taxes” has the meaning set forth in Section 4.12.
“Taxing Jurisdiction” has the meaning set forth in Section 4.12.
“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as amended to the extent required by law).
“Total Net Debt” means, at any date of determination, (1) the aggregate amount of all outstanding Indebtedness of Parent and the Subsidiaries determined on a consolidated basis in accordance with GAAP less (2) up to $200.0 million of cash and cash equivalents of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP after deducting encumbered cash (other than cash subject to bankers’ lines, rights of set-off and other similar rights), restricted cash and cash equivalents that Parent is unable to access within thirty (30) days and net of tax obligations for repatriation. Notwithstanding the foregoing, for purposes of Section 4.11, a binding commitment to lend under a revolving credit facility shall be deemed to be an incurrence of Indebtedness in the full amount of such commitment on the date that such commitment is entered into, regardless of whether the full amount of such revolving credit facility is actually borrowed, and thereafter the amount of such commitment shall be deemed fully borrowed at all times.
“Total Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Net Debt of Parent and the Subsidiaries to (b) Consolidated Cash Flow Available for Fixed Charges of Parent and the Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that Parent or any Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Net Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Total Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Total Net Leverage Ratio is made, then the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of Consolidated Cash Flow Available for Fixed Charges (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to Asset Acquisition, Asset Disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt, the pro forma calculations shall be determined in good faith by a responsible officer of Parent.
“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.
“Transfer Agent” has the meaning set forth in Section 2.04.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
“Unrestricted Global Note” means a Global Note that is not a Restricted Note.
“Unrestricted Notes” means Notes that are not Restricted Notes.
“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.
“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
“White List” means the white list provided for by the Ministerial Decree of September 4, 1996, as subsequently amended and supplemented.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02.    Trust Indenture Act.
This Indenture is not subject to the provisions of the TIA, except to the extent the TIA is specifically incorporated by reference in or made a part of this Indenture.
SECTION 1.03.    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)    “or” is not exclusive;
(3)    words in the singular include the plural, and in the plural include the singular;
(4)    words used herein implying any gender shall apply to both genders;
(5)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
(6)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(7)    “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(8)    “€” and “Euros” each refer to the single currency of the participating member states of the European Union participating in the third stage of economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended or supplemented from time to time;
(9)    “will” shall be interpreted to express a command;
(10)    “including” means including without limitation; and
(11)    whenever in this Indenture or the Notes there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
ARTICLE TWO

THE SECURITIES
SECTION 2.01.    Amount of Notes.
The Trustee shall initially authenticate €500,000,000 aggregate principal amount of Notes for original issue on the Issue Date upon a written order of the Issuer signed by one Officer, together with an Officers’ Certificate of the Issuer and an Opinion of Counsel. The Trustee shall authenticate additional Notes (“Additional Notes”) thereafter in unlimited amount for original issue upon a written order of the Issuer in the form of an Officers’ Certificate in aggregate principal amount as specified in such order. The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08, (ii) temporary Notes as provided in Section 2.11, (iii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iv) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Section 4.08 and (v) Notes exchanged as provided in Section 8.05, in each case upon a written order of the Issuer in the form of an Officers’ Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
SECTION 2.02.    Form and Dating; Legends.
The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 (in the case of the Restricted Notes) and Exhibit A‑2 (in the case of Unrestricted Notes), each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.
The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.
The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.03.    Execution and Authentication.
The Notes shall be executed on behalf of the Issuer by one Officer of the Issuer. The signature of any of these Officers on the Notes may be manual or facsimile.
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture and the Issuer hereby confirms that such appointment is acceptable to it.
Notes shall be issuable in denominations of €100,000 and any integral multiple of €1,000 in excess thereof.
SECTION 2.04.    Registrar, Paying Agent and Transfer Agent.
The Issuer shall maintain (a) an office or agency in a member state of the European Union where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the City of London or Luxembourg, where Notes may be presented for payment (the “Paying Agent”), (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served and (d) an office or agency in a member state of the European Union to act as transfer agent in respect of the Notes (the “Transfer Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying

Agents” means the Paying Agent and any additional Paying Agents. The term “Transfer Agent” includes any co-transfer agents. The Issuer or any Affiliate thereof may act as Registrar, a Paying Agent or a Transfer Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent.
The Issuer will ensure that it maintains a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC (the “Directive”) (as amended from time to time), the directive adopted on March 24, 2014 by the Council of the European Union amending and broadening such directive, or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such Directive; provided that this requirement shall only apply (i) to the extent that there is such a member state and (ii) for the avoidance of doubt, while such Directive or law is in force.
The Issuer initially appoints BNP Paribas Securities Services, Luxembourg Branch as Registrar, Paying Agent and Transfer Agent. The Issuer may change any Registrar, Paying Agent or Transfer Agent without prior notice to the Holders of the Notes. However, if and for so long as any Notes are listed on the Official List of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuer will publish notice of the change in a Registrar, Paying Agent or Transfer Agent in a leading newspaper of general circulation in Ireland (which is expected to be The Irish Times) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Irish Stock Exchange (www.ise.ie). If and for so long as the Notes offered hereby are listed in the ExtraMOT, Professional Segment and the rules and regulations of the ExtraMOT so require, the Issuer will publish or make available any information and any notices (including financial notices) on its website (www.rhiag.com), to the extent and in the manner permitted by the ExtraMOT Market Rule; provided, however, that certain financial and other information shall be provided only through a password protected section of such website. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes.
In the event that definitive Notes are issued and the Paying Agent informs the Issuer that it is unable to perform its obligations under this Indenture, the Issuer shall forthwith appoint another or an additional agent in accordance with Section 7.12 which is able to perform such obligations and satisfy the requirements set forth in this Section 2.04.
The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee and the Paying Agent when reasonably requested by the Trustee or the Paying Agent, and the Trustee and the Paying Agent

are entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Issuer shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Notes upon the written request of such Holder.
SECTION 2.05.    Paying Agent To Hold Money in Trust.
The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent or the Trustee need not be segregated except as required by law and in no event shall a Paying Agent or the Trustee be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06.    Noteholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.
SECTION 2.07.    Transfer and Exchange.
Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer or the Trustee may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.
Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
SECTION 2.08.    Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the Holder (i) files with the Issuer a sufficient indemnity bond and executes a customary indemnity agreement; (ii) satisfies other reasonable requirements imposed by the Issuer or the Trustee; and (iii) complies with any applicable law as in effect on the date of this Indenture. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar, the Transfer Agent and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee incurred prior to the occurrence of an Event of Default and the out-of-pocket fees and expenses of the Trustee incurred following the occurrence of an Event of Default) connected therewith. Every replacement Note shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.
SECTION 2.09.    Outstanding Notes.
The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If a Paying Agent holds, in its capacity as such, on any Maturity Date, Euros sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.
SECTION 2.10.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.
SECTION 2.11.    Temporary Notes.
Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Transfer Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.
SECTION 2.13.    Defaulted Interest.
If the Issuer defaults on a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee at least ten (10) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders.
Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.
SECTION 2.14.    ISIN and Common Code Numbers.
The Issuer in issuing the Notes may use “ISIN” or “Common Code” numbers, and if so used, such ISIN and Common Code numbers shall be included in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN or Common Code numbers printed in the notice or on the Notes, that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such ISIN or Common Code numbers. The Issuer shall promptly notify the Trustee, in writing, of any such ISIN or Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in any such ISIN or Common Code number.

SECTION 2.15.    Deposit of Moneys.
Prior to 10:00 A.M., London time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds Euros sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Common Depositary, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The Issuer shall no later than 10:00 A.M., London time, on the Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting such payment for it confirm to the Paying Agent the payment instructions relating to such payment. A Paying Agent shall not be obliged to pay the Holders unless and until such time as it has confirmed receipt of funds for such payment. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent. Final payment of principal at maturity will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.
SECTION 2.16.    Book-Entry Provisions for Global Notes.
(a)    Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the nominee of the Common Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Common Depositary and (iii) bear the Private Placement Legend.
Members of, or direct or indirect participants in, Euroclear and Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the nominee of the Common Depositary or under the Global Notes. The nominee of the Common Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of Euroclear or Clearstream with respect to such Global Note, for the records of Euroclear or Clearstream, including records in respect of the beneficial owners of any such Global Note, for any transactions between Euroclear or Clearstream and any Agent Member or between or among Euroclear or Clearstream, as the case may be, any such Agent Member and/

or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note.
(b)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Common Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of Euroclear or Clearstream, as the case may be, and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes (i) if Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue as depositary and the Issuer thereupon fails to appoint a successor depositary within 120 days or (ii) if there shall have occurred and be continuing an Event of Default with respect to such Global Note and Euroclear or Clearstream has requested such exchange. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary in accordance with its customary procedures.
(c)    In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Common Depositary in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.
(d)    Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.
(e)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
SECTION 2.17.    Transfer and Exchange of Notes.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).
(b)    Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Common Depositary, in accordance with the provisions of this Indenture and the applicable rules and procedures of Euroclear and Clearstream. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Common Depositary in accordance with the applicable rules and procedures of Euroclear and Clearstream directing the Common Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of Euroclear and Clearstream containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof.

(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit G, including the certifications in item (1)(a) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).
(d)    Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

(i)    Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (2)(a) thereof;
(B)    if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (1) thereof;
(C)    if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (2) thereof;
(D)    if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;
(E)    [reserved]; or
(F)    if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Physical Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.
(ii)    Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)    if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(b) thereof; or

(B)    if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).
(iii)    Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).
(iv)    Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(e)    Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).
(i)    Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof;
(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;
(D)    [reserved]; and
(E)    if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof.
(ii)    Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:
(1)    if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.
(iv)    Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.
(f)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such increase.
(g)    Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Issuer to such effect.
(h)    General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
None of the Issuer, the Trustee, Paying Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.18.    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.
ARTICLE THREE

REDEMPTION
SECTION 3.01.    Election To Redeem; Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to paragraph 5 or 6 of the Notes, at least 10 days prior to the Redemption Date but not more than 65 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed, the redemption price(s) (or manner of calculation if not then known) and the conditions precedent to such redemption (if any), and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 5 or 6, as applicable, of the Notes. Except as provided in the last paragraph of Section 3.03 and the first proviso in Section 3.04, notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.
If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed or, if the Notes are not so listed, on a pro rata basis; provided that no Notes with a principal amount of €100,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office.
SECTION 3.03.    Notice of Redemption.
At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06.
The notice shall identify the Notes to be redeemed (including the ISIN and/or Common Code numbers thereof) and shall state:
(1)    the Redemption Date;
(2)    the redemption price and the amount of premium (or manner of calculation if not then known) and accrued interest to be paid;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)    that paragraph 5 or paragraph 6, as applicable, of the Notes is the provision of the Notes pursuant to which the redemption is occurring;
(8)    the aggregate principal amount of Notes that are being redeemed;
(9)    any conditions precedent to such redemption in reasonable detail; and

(10)    that no representation is made as to the correctness or accuracy of the ISIN or Common Code numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.
At the Issuer’s written request made at least 10 Business Days prior to the date on which notice is to be given (unless a shorter notice shall be agreed to in writing by the Trustee), together with the notice of redemption to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.
If any notice of redemption is subject to one or more conditions precedent, any such redemption may be rescinded in whole and not in part at any time prior to the close of business on the Business Day prior to the Redemption Date if the Issuer delivers an Officers’ Certificate to the Trustee describing the failure of the condition in reasonable detail and rescinding the redemption. The Issuer shall promptly provide a copy of such Officers’ Certificate to the Holders in the same manner in which the notice of redemption was given.
Notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. If the Issuer effects an optional redemption of the Notes, it shall, if and for so long as any Notes are listed on (i) the Official List of the Irish Stock Exchange and (ii) the ExtraMOT, Professional Segment and the rules of the Irish Stock Exchange and the ExtraMOT Market Rule so require, inform the Irish Stock Exchange and Borsa Italiana of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding immediately after such redemption.
SECTION 3.04.    Effect of Notice of Redemption.
Once the notice of redemption described in Section 3.03 is sent and subject to the proviso to this sentence, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuer shall have no obligation to redeem Notes on such Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.
SECTION 3.05.    Deposit of Redemption Price.
On or prior to 10:00 A.M., London time, on each Redemption Date, the Issuer shall deposit with the Paying Agent Euros sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).
On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the second proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.
SECTION 3.06.    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
ARTICLE FOUR
COVENANTS
SECTION 4.01.    Payment of Notes.
The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by 10:00 A.M., London time, on that date Euros designated for and sufficient to pay such installment.
The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.
SECTION 4.02.    Maintenance of Office or Agency.
(a)    The Issuer shall maintain the offices and agencies specified in Section 2.04 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in a member state of the European Union in accordance with Section 2.04. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee (the address of which is specified in the definition thereof) as such office or agency of the Issuer in accordance with Section 2.04.
SECTION 4.03.    Legal Existence.
Except as permitted by Article Five, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent and each such Subsidiary and (ii) the material rights (charter and statutory) and franchises of Parent and such Subsidiaries; provided that Parent shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than the Issuer), if the Board of Directors of Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.04.    Compliance with Law.
Parent shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole.
SECTION 4.05.    Waiver of Stay, Extension or Usury Laws.
The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.06.    Compliance Certificate.
(a)    Parent shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officers’ Certificate substantially in the form attached hereto as Exhibit K stating that each Officer of Parent executing such Officers’ Certificate has conducted or supervised a review of the activities Parent and its Subsidiaries and Parent’s and its Subsidiaries’ performance under this Indenture during such Fiscal Year, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers’ knowledge, based upon such review, Parent has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action Parent and its Subsidiaries are taking or propose to take with respect thereto.
(b)    Parent shall deliver to the Trustee, within 5 Business Days after an Officer of Parent becomes aware of any Default or Event of Default, a statement specifying such Default or Event of Default.
(c)    Parent shall provide written notice to the Trustee of any change in Parent’s or the Issuer’s Fiscal Year.
SECTION 4.07.    Taxes.
Parent shall, and shall cause each of its Subsidiaries to, pay prior to delinquency (i) all material taxes, assessments, and governmental levies and (ii) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a lien upon the property of Parent or any of its Subsidiaries; provided, however, that, neither Parent nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
SECTION 4.08.    Repurchase at the Option of Holders upon Change of Control.
(a)    Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”).
(b)    Within 30 days following any Change of Control or, at the Issuer’s option, prior to the consummation of such Change of Control but after the public announcement thereof, the Issuer will send a notice to each Holder and the Trustee. The notice shall describe the transaction or transactions that constitute the Change of Control and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;
(2)    the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law);
(3)    that any Note not tendered will continue to accrue interest;
(4)    that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;
(7)    that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of €100,000 or integral multiples of €1,000 in excess thereof; and
(8)    the circumstances and relevant facts regarding such Change of Control.
(c)    On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
(1)    accept for payment all Notes or portions thereof (in minimum amounts of €100,000 or an integral multiple of €1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(3)    deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.
The Paying Agent will promptly remit to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall promptly authenticate (or cause to be authenticated) and deliver (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer will have the right, upon not less than 15 nor more than 30 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to but excluding the date of redemption
Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuer for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.
(d)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to this Indenture as described in Article Three, prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.
(e)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a

Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph by virtue thereof.
(f)    If and for so long as any Notes are listed on the Official List of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuer will publish a public announcement with respect to the results of any Change of Control Offer in a leading newspaper of general circulation in Ireland (which is expected to be The Irish Times) or, to the extent and in the manner permitted by such rules, post such announcement on the official website of the Irish Stock Exchange (www.ise.ie). If and for so long as the Notes offered hereby are listed in the ExtraMOT, Professional Segment and the rules and regulations of the ExtraMOT so require, the Issuer will publish an announcement with respect to the results of any Change of Control Offer on its website (www.rhiag.com), to the extent and in the manner permitted by the ExtraMOT Market Rule.
(g)    Subject to Section 8.02(b) hereof, the provisions of this Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived or modified with the written consent of Holders of a majority in outstanding aggregate principal amount of the Notes.
SECTION 4.09.    Limitation on Asset Disposition.
(a)    Parent shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
(1)    Parent or such Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by Parent on the date of contractually agreeing to such Asset Disposition) of the equity and assets subject to such Asset Disposition;
(2)    at least 75% of the consideration received by Parent or such Subsidiary is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); and
(3)    within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Parent (or such Subsidiary, as the case may be):
(A)    to the extent Parent elects (or is required by the terms of any applicable Indebtedness), to prepay, repay, redeem or purchase Secured Debt of Parent, the Issuer or any Guarantor or Indebtedness of a Wholly Owned Subsidiary that is not a Guarantor (in each case other than Indebtedness owed to Parent or an Affiliate of Parent), provided such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased;

(B)    to the extent Parent elects, to acquire Additional Assets or to make any other capital expenditures;
(C)    to make an offer to the Holders of the Notes (and to holders of other Pari Passu Indebtedness designated by Parent) to purchase Notes (and such other Pari Passu Indebtedness) pursuant to and subject to the conditions contained herein, as set forth below, and in the instruments governing such Pari Passu Indebtedness; and
(D)    to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose permitted by the terms of this Indenture.
Pending application of Net Available Cash pursuant to this Section 4.09, such Net Available Cash shall be applied to temporarily reduce revolving credit Indebtedness or in any manner not prohibited by this Indenture.
(b)    For the purposes of this Section 4.09, the following are deemed to be Cash Consideration:
(1)    any liabilities, as shown on Parent’s or any Subsidiary’s most recent balance sheet, of Parent or such Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets pursuant to (A) a customary novation agreement that releases Parent or such Subsidiary from further liability or (B) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless Parent or such Subsidiary from and against any loss, liability or cost in respect of such assumed liability;
(2)    any securities, notes or other obligations received by Parent or any Subsidiary from such transferee that are converted by Parent or such Subsidiary into cash or cash equivalents within 180 days after such Asset Disposition, to the extent of the cash and cash equivalents received in that conversion; and
(3)    any Designated Non-cash Consideration received by Parent or any of its Subsidiaries in such Asset Disposition having an aggregate fair market value (as determined in good faith by Parent), taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or a cash equivalent, not to exceed the greater of (x) $100.0 million and (y) 3.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being determined in good faith by Parent and measured at the time received and without giving effect to subsequent changes in value).
(c)    The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $100.0 million, the Issuer (or Parent on behalf of the Issuer) shall make an offer to purchase Notes (an “Offer”) within ten Business Days thereof, and shall purchase Notes tendered pursuant to such Offer for the Notes and other Pari Passu Indebtedness that contemporaneously requires the purchase, prepayment or redemption of such Indebtedness with the proceeds of sales of assets at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture and the terms of such other Pari Passu Indebtedness. If any Excess Proceeds remain after consummation of an Offer and the contemporaneous offer with respect to any other Pari Passu Indebtedness contemplated above, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate purchase price of the securities tendered exceeds the amount of Excess Proceeds, the Issuer shall allocate the Excess Proceeds between such securities on a pro rata basis and will select the Notes to be purchased on a pro rata basis but in denominations of €100,000 principal amount or integral multiples of €1,000 in excess thereof. The remainder of the Excess Proceeds allocable to the other Pari Passu Indebtedness will be repurchased as provided pursuant to the terms of such Indebtedness. Upon completion of such an Offer to purchase, Excess Proceeds will be deemed to be reset to zero.
(d)    The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.
SECTION 4.10.    Limitation on Restricted Payments.
Parent will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:
(a)    a Default shall have occurred and be continuing or shall occur as a consequence thereof;
(b)    after giving effect to such Restricted Payment (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), the Consolidated Fixed Charge Coverage Ratio would be less than 2:00 to 1:00; or
(c)    the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after May 9, 2013 (other than Restricted Payments made pursuant to clauses (b), (c), (d) or (e) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):
(1)    50% of Consolidated Net Income of Parent and its Subsidiaries determined in accordance with GAAP for the period (taken as one accounting period) commencing on April 1, 2013 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus
(2)    100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by Parent, of property and marketable securities received by Parent from the issuance and sale of Qualified Equity Interests of Parent after May 9, 2013 or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of Parent or convertible or exchangeable debt securities of Parent, in each case that have been converted into or exchanged for Qualified Equity Interests of Parent, other than (A) any such proceeds which are used to redeem Notes in accordance with the first subparagraph of paragraph 5 of the Notes or (B) any such proceeds or assets received from a Subsidiary of Parent, plus
(3)    the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by Parent or any Subsidiary subsequent to May 9, 2013 is reduced on Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) into Qualified Equity Interests of Parent (less the amount of any cash, or the fair value of assets, distributed by Parent or any Subsidiary upon such conversion or exchange).
The foregoing provisions will not prohibit:
(a)    the payment by Parent of any dividend or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as the case may be, if on the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
(b)    the redemption of any Equity Interests of Parent in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;
(c)    payments by Parent to redeem Equity Interests of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Parent or its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service or other contractual repurchase event pursuant to any management equity plan or stock option plan, shareholders’ agreement or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) $25.0 million during any calendar year (with unused amounts being available to be used in the following two calendar years but not any succeeding calendar year) plus (B) the amount of any net cash proceeds received by Parent from the issuance and sale after May 9, 2013 of Qualified Equity Interests of Parent to officers, directors or employees of Parent or the Subsidiaries that have not been applied to the payment of Restricted Payments pursuant to this clause (c), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (c); provided, that neither (x) cancellation of Indebtedness owing to Parent from any current or former officer, director or employee (or any permitted transferees thereof) of Parent or any of its Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Parent from such Persons nor (y) any payments or other obligations arising in respect of Equity Interests of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) in connection with or resulting from the announcement or consummation of a Change of Control, will be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;
(d)    repurchases, acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities if the Equity Interests represents a portion of the exercise price thereof, or in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;
(e)    Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any Person (including in a merger, consolidation, amalgamation or similar transaction) and payments of cash to dissenting shareholders in connection with a merger, consolidation, amalgamation, transfer of assets;
(f)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of Parent to the holders of its Equity Interests on a pro rata basis;
(g)    the purchase of Equity Interests of Parent in an aggregate amount not to exceed $100.0 million in any twelve-month period;
(h)    the making by Parent of regular quarterly and/or annual dividend payments in respect of its common stock in an aggregate amount not to exceed 1.0% of the total market capitalization of Parent (determined as of the date of declaration of such dividend), in any fiscal year;
(i)    Restricted Payments in an amount not to exceed $125.0 million since May 9, 2013; and
(j)    other Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Total Net Leverage Ratio would not exceed 2.00 to 1.00, provided that (a) in the case of any Restricted Payment pursuant to subsection (c), (i) or (j) of this Section 4.10, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests that are used to make a payment pursuant to clauses (b) or (c)(B) of this Section 4.10 shall increase the Restricted Payments Basket.
For purposes of determining compliance with this Section 4.10, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (a) through (j) of the second paragraph of this Section 4.10 or is entitled to be made according to the first paragraph of this Section 4.10, Parent may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.10.
SECTION 4.11.    Limitation on Liens.
Parent will not at any time create, incur, assume or guarantee, and will not cause or permit a Subsidiary to create, incur, assume or guarantee, any Secured Debt (the “Initial Security Interest”), and Parent will not at any time create, and will not cause or permit a Subsidiary to create, any Security Interest securing any indebtedness existing on the date hereof which would constitute Secured Debt if it were secured by a Security Interest, without first making effective provision whereby the debt securities then outstanding and any other indebtedness of or guaranteed by Parent or such Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness so secured, so long as such other obligations and indebtedness shall be so secured; provided, however, that the foregoing prohibition will not prevent the creation, incurrence, assumption or guarantee of the following permitted Security Interests (the “Permitted Security Interests”):
(1)    Security Interests on property acquired, constructed, developed or improved after the date of this Indenture by Parent or a Subsidiary and created prior to or contemporaneously with, or within 180 days after the acquisition of property which is a parcel of real property, a building, machinery or equipment;
(2)    Security Interests on property at the time of the acquisition thereof, which secure obligations assumed by Parent or a Subsidiary, or on the property or on the outstanding shares or indebtedness of a corporation or firm at the time it becomes a Subsidiary or is merged into or consolidated with Parent or a Subsidiary, or on properties of a corporation or firm acquired by Parent or a Subsidiary as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of Parent or such Subsidiary other than proceeds and products of such property, shares or indebtedness and accessions thereto;
(3)    Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by Parent or any Subsidiary;
(4)    Security Interests securing indebtedness of a Subsidiary owing to Parent or to another Subsidiary;

(5)    Security Interests (a) to secure obligations under Credit Facilities or (b) in accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction, in an aggregate principal amount under clauses (a) and (b) combined not to exceed the greater of (x) $3,300.0 million and (y) the maximum amount that would not cause the Senior Secured Net Leverage Ratio to exceed 3.00 to 1.00 after giving effect to the incurrence of the obligations to be secured by such Security Interests;
(6)    Security Interests existing on the Issue Date and extensions, renewals and replacements of any such Security Interests so long as such Security Interests are not extended to any other property of Parent or any of its Subsidiaries;
(7)    any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(8)    carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due or that are being contested in good faith;
(9)    Security Interests for taxes, assessments or governmental charges not yet delinquent or for taxes, assessments or governmental charges that are being contested in good faith;
(10)    Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed or not giving rise to an Event of Default;
(11)    landlords’ liens on fixtures on premises leased in the ordinary course of business;
(12)    Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);
(13)    Security Interests on assets of Parent or any of its Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;
(14)    survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of Parent and its Subsidiaries;
(15)    Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(16)    filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(17)    bankers’ liens and rights of setoff;
(18)    Security Interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(19)    Security Interests on specific items of inventory or other goods (and the proceeds thereof) of Parent or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(20)    grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(21)    Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(22)    deposits made in the ordinary course of business to secure liability to insurance carriers;
(23)    Security Interests to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property; or
(24)    other Security Interests securing Indebtedness, in an aggregate principal amount for Parent and its Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Security Interest is created or assumed the greater of (x) $200.0 million or (y) 7.5% of Consolidated Net Tangible Assets.
Additionally, such permitted Secured Debt includes any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof, provided that the Security Interest securing the extended, renewed or refunded Secured Debt is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Security Interest arose, could secure the original Security Interest (plus improvements and accessions to such property or proceeds or distributions thereof).
Any Security Interest created for the benefit of the Holders of the Notes pursuant to this Section 4.11 shall provide by its terms that such Security Interest shall be unconditionally and automatically released and discharged upon the release and discharge of the Initial Security Interest.
For purposes of determining compliance with this Section 4.11, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1) through (24) of this Section 4.11, Parent may, in its sole discretion, classify the Permitted Security Interest in any manner that complies with this Section 4.11.
SECTION 4.12.    Additional Amounts.
(a)    All payments made by or on behalf of the Issuer under or with respect to a Note, or a Guarantor under or with respect to a Note Guarantee, shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, “Taxes”), unless any such Taxes are required to be withheld or deducted under applicable law. If any Taxes imposed or levied by or on behalf of the government of Italy or any other jurisdiction in which the Issuer or any Guarantor is organized or is a resident or does business for tax purposes or within or through which payment is made by or on behalf of the Issuer or any Guarantor (including the jurisdiction of any Paying Agent) or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”) will at any time be required to be withheld or deducted by any applicable withholding agent from any payment made under or with respect to a Note or a Note Guarantee, or if a beneficial owner actually pays any such Taxes where the Issuer, Guarantor or any other applicable withholding agent has failed to withhold or deduct Taxes required to be withheld or deducted from any payment made under or with respect to a Note or a Note Guarantee, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each beneficial owner of such Note after such withholding or deduction by the applicable withholding agent of such Taxes (including any such deduction or withholding of any Taxes in respect of such Additional Amounts) will not be less than the amount such beneficial owner would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts will not be paid:
(1)    to the extent the Taxes giving rise to such Additional Amounts would not have been imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the receipt of such payment or the acquisition, ownership, holding or disposition of, or the execution, delivery, registration or enforcement of, such Note or Note Guarantee);
(2)    subject to subsection (e) of this Section 4.12, with respect to any estate, inheritance, gift, sales, transfer or similar tax;
(3)    subject to subsection (e) of this Section 4.12, with respect to any Taxes payable otherwise than by deduction or withholding from payments under or with respect to such Note or Note Guarantee;
(4)    to the extent such Taxes would not have been imposed, deducted or withheld if the Holder or beneficial owner of the Note or beneficial owner of any payment on such Note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with (to the extent legally eligible to do so) any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of nonresidence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 45 days prior to the first payment date with respect to which such declaration of nonresidence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, the relevant Holder at that time has been notified in writing by the Issuer, any Guarantor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);
(5)    to the extent such Taxes would not have been imposed, deducted or withheld if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);
(6)    in the case of any Italian withholding tax imposed pursuant to Italian Legislative Decree No. 239 of April 1, 1996, to the extent such Taxes are imposed with respect to a payment to a non-Italian resident legal entity or a non-Italian resident individual as a result of such entity or individual not being a resident of or established in a jurisdiction that allows for a satisfactory exchange of information with Italy and that is included in the White List at the payment date;

(7)    with respect to any Italian withholding tax imposed with respect to a payment to an Italian resident legal entity or Italian resident individual pursuant to Article 7 of Italian Legislative Decree No. 461 of November 21, 1997; and
(8)    any combination of items (1) through (7) above.
The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any successor Person to the Issuer or any Guarantor and any Taxing Jurisdiction with respect to any such Person.
(b)    The Issuer or the applicable Guarantor, if it is the applicable withholding agent, shall make any applicable withholding or deduction required by law and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or the applicable Guarantor shall furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to the Issuer or such Guarantor, such other documentation that provides reasonable evidence of such payment by the Issuer or such Guarantor. Copies of such receipts or other documentation shall be made available by the Issuer to the Holders or the Paying Agent, as applicable, upon request.
(c)    At least 30 days prior to each date on which any payment under or with respect to any Notes is due and payable, if the Issuer or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuer or such Guarantor shall deliver to the Trustee and the Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and shall set forth such other information necessary to enable the Paying Agents to pay such Additional Amounts to Holders of such Notes on the payment date. Notwithstanding the foregoing, if the obligation to pay Additional Amounts arises after the 30th day prior to any such date, the Issuer or the applicable Guarantor shall deliver to the Trustee and the Paying Agent an Officers’ Certificate as described in the preceding sentence and shall pay such Additional Amounts promptly after such obligation arises. The Trustee and the Paying Agent shall be entitled but shall not be obligated to rely on each Officers’ Certificate until receipt of a further Officers’ Certificate addressing such matters.
(d)    In addition to the foregoing, the Issuer and the Guarantors shall pay any present or future stamp, court or documentary Taxes or any other excise, property or similar Taxes that arise in any Taxing Jurisdiction from the execution, issue, delivery, enforcement or registration of the Notes, this Indenture, any Guarantee or any other document or instrument in relation thereto, and the Issuer and the Guarantors shall indemnify the Holders of the Notes for any such Taxes paid by such Holders.
SECTION 4.13.    [Reserved].
SECTION 4.14.    [Reserved].
SECTION 4.15.    Limitation on Sale and Leaseback Transactions.

Parent will not, and will not permit any Subsidiary to, engage in any Sale and Leaseback Transaction unless:
(1)    Parent or such Subsidiary would be entitled to incur Secured Debt pursuant to the covenant described in Section 4.11 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased, without equally and ratably securing the debt securities outstanding under this Indenture as provided under Section 4.11; or
(2)    Parent or a Subsidiary shall apply, within 180 days after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) the redemption of Notes issued under this Indenture or to the repayment or redemption of long-term Indebtedness of Parent or of any Subsidiary, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such redemption Parent may, within 180 days after such sale or transfer, deliver to the appropriate indenture trustee Notes issued under this Indenture or long-term Indebtedness for cancellation and thereby reduce the amount to be applied to the redemption of such Notes or long-term Indebtedness by an amount equivalent to the aggregate principal amount of Notes or long-term Indebtedness.
SECTION 4.16.    Reports to Trustee and Holders.
(a)    Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding hereunder, Parent shall furnish to the Trustee the following:
(1)    all quarterly and annual financial information of Parent that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Parent and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Parent’s certified independent accountants; and
(2)    all current reports that would be required to be filed with the Commission on Form 8-K if Parent was required to file such reports (during any period in which Parent is not required to file reports with the Commission, such current reports need only be prepared or delivered if Parent determines in good faith that the information to be reported is material to the Holders of the Notes or the business, operations, assets, liabilities or financial position of Parent and its Subsidiaries, taken as a whole), in each case, within the time periods specified in the Commission’s rules and regulations (and, during any period in which Parent is not required to file reports with the Commission, within the time periods specified in the Commission’s rules and regulations applicable to a “non-accelerated filer”).
(b)    In addition, whether or not required by the rules and regulations of the Commission, Parent will make all such information publicly available (including via a non-password protected website) within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to Holders of the Notes upon request. In addition, Parent and the other Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(c)    Whether Parent files such reports with the Commission or posts its reports on its website, the public posting of such reports shall satisfy any requirement hereunder to deliver such reports to the Trustee and Holders of the Notes. Parent will at all times comply with the provisions of TIA §314(a). The terms of this Indenture shall not impose any duty on Parent under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable to it.
(d)    Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates delivered pursuant to this Indenture, including Officers’ Certificates delivered pursuant to Section 4.06(a)). The Trustee shall have no obligation to furnish such reports and information to Holders. The Issuer shall make arrangements to furnish such reports and information to Holders directly.
SECTION 4.17.    Additional Note Guarantees.
If, on or after the Issue Date:
(1)    Parent or any of its Subsidiaries acquires or creates another Domestic Subsidiary that incurs any Indebtedness under Credit Facilities or any syndicated loan or capital markets debt securities in an aggregate principal amount greater than or equal to $150.0 million or guarantees any such Indebtedness of Parent or any of its Domestic Subsidiaries; or
(2)    any Domestic Subsidiary of Parent incurs Indebtedness under the Credit Facilities or any syndicated loan or capital markets debt securities in an aggregate principal amount greater than or equal to $150.0 million or guarantees any such Indebtedness of Parent or any of its Domestic Subsidiaries and that Domestic Subsidiary was not a Guarantor immediately prior to such incurrence or guarantee (an “Additional Obligor”), then that newly acquired or created Domestic Subsidiary or Additional Obligor, as the case may be, shall become a Guarantor and execute a supplemental indenture, to be perfected and executed through exchange of correspondence, substantially in the form of Exhibit J-1 to this Indenture within 30 Business Days of the date on which it was acquired or created or became an Additional Obligor.
In addition, Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such supplemental Indenture complies with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied, and such opinion of counsel shall additionally state that such supplemental Indenture is enforceable against the new Guarantor, subject to customary qualifications, and the Trustee shall have completed its customary client identification process for such new Guarantor.
SECTION 4.18.    Suspension of Covenants.
(a)    If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Parent and its Subsidiaries will not be subject to Sections 4.09, 4.10, 4.15(2) and 4.17 hereof (collectively, the “Suspended Covenants”).
(b)    In the event that Parent and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then Parent and its Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.”
(c)    In the event of any such reinstatement, no action taken or omitted to be taken by Parent or any of its Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default with respect to Notes. With respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 4.10 had been in effect since the Issue Date and throughout the Suspension Period except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Accordingly, Restricted Payments made during the Suspension Period will reduce the amounts available to be made as Restricted Payments under the first paragraph of Section 4.10. In addition, notwithstanding the foregoing, the continued existence after any reinstitution of the foregoing covenants of facts and circumstances or obligations arising from transactions that occurred during the period such covenants were suspended shall not constitute a breach of any covenant set forth in this Indenture or cause an Event of Default thereunder.

(d)    The Issuer, in an Officers’ Certificate, shall provide the Trustee notice of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s future compliance with their covenants, (iii) notify the Holders of a Covenant Suspension Event or Reversion Date or (iv) monitor compliance with the covenants contained in this Indenture generally. The Issuer shall deliver a copy of any such Officers’ Certificate to the Holders upon request.
SECTION 4.19.    Maintenance of Listing.
The Issuer shall (i) (x) use its commercially reasonable efforts to cause the Notes to be listed, subject to notice of issuance, on the Official List of the Irish Stock Exchange and admitted to trading on the Global Exchange Market as promptly as practicable after the Issue Date and (y) use its commercially reasonable efforts to cause the Notes to be listed on the ExtraMOT, Professional Segment on or as promptly as practicable after the Issue Date, and (ii) use its commercially reasonable efforts to maintain each such listing for as long as any of the Notes are outstanding. If the Notes fail to be, or at any time cease to be, listed on the Official List of the Irish Stock Exchange and admitted to trading on the Global Exchange Market, the Issuer shall use its commercially reasonable efforts to list such Notes on another recognized stock exchange in western Europe as promptly as practicable after the delisting of the Notes from the Official List of the Irish Stock Exchange.
SECTION 4.20.    Post-Closing Guarantees.
Each of the Issuer and Parent will take all actions that may legally be taken by it as a controlling entity, directly or indirectly, of the Rhiag Guarantors that are necessary or desirable to cause each of the Rhiag Guarantors to guarantee, within 60 days after the Issue Date, the payment of principal of, premium, if any, and interest on the Notes (while (i) the guarantee to be provided by each of the Italian Guarantors will be limited as described under Exhibit J-2, (ii) the guarantee to be provided by any Czech Guarantor will be limited up to the lower of (a) the Czech Guarantor Funding Amount, and (b) the Czech Limitation Amount, as defined in Exhibit J-3), including, but not limited to, causing such Rhiag Guarantors, the Issuer and the other Guarantors to (i) carry out a whitewash procedure in accordance with applicable legislation and (ii) enter into a supplemental indenture, to be perfected and executed through exchange of correspondence, substantially in the form of Exhibit J-2 or Exhibit J-3, as applicable, with the Trustee to issue such Guarantee.

ARTICLE FIVE
SUCCESSOR CORPORATION
SECTION 5.01.    Consolidation, Merger and Sale of Assets.

(A)    (i) Neither Parent nor the Issuer will consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of Parent and its Subsidiaries, taken as a whole and (ii) neither Parent nor the Issuer will permit any of its Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of Parent and its Subsidiaries, taken as a whole, in each case, to, another Person unless:
(1)    (a) in the case of a merger, consolidation or Transfer involving Parent, Parent shall be the continuing corporation, or the successor shall be a corporation, limited liability company, partnership or trust organized under the laws of the United States or a state thereof; and
(b)    in the case of a merger, consolidation or Transfer involving the Issuer, the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such Transfer has been made is a corporation organized or existing under the laws of a member state of the European Union (as it existed on December 31, 2003), Switzerland, the United States or a state thereof;
(2)    the successor Person expressly assumes by a supplemental indenture or amendment of the relevant documents the obligations of Parent, the Issuer or such Subsidiary under the Notes and this Indenture;
(3)    Parent, the Issuer or the successor Person, as the case may be, shall not immediately after such transaction, in default in the performance of any such covenant or condition; and
(4)    immediately after giving effect to such transaction, no Event of Default exists.
Parent shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture, and an Opinion of Counsel stating that the Notes, this Indenture and the Note Guarantees, as applicable, constitute valid and binding obligations of the Issuer or applicable Guarantor or other surviving entity, subject to customary exceptions.
This Section 5.01 will not apply to any Transfer of assets between or among Parent and any one or more of its Subsidiaries or between or among any one or more of Parent’s Subsidiaries. Clause (4) of the first paragraph of this Section 5.01 will not apply to (1) any merger or consolidation of Parent with or into one of its Subsidiaries for any purpose or (2) any merger or consolidation of Parent or a Subsidiary solely for the purpose of reincorporating Parent or a Subsidiary in another jurisdiction or creating a holding company for Parent.
If and for so long as any Notes are listed on the Official List of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuer will publish a notice of any consolidation or merger described above, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, described above, in a leading newspaper of general circulation in Ireland (which is expected to be The Irish Times) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Irish Stock Exchange (www.ise.ie) and, for so long as the rules of the Irish Stock Exchange so require, notify the Irish Stock Exchange of any such transaction. If and for so long as the Notes offered hereby are listed in the ExtraMOT, Professional Segment and the rules and regulations of the ExtraMOT so require, the Issuer will publish a notice of any consolidation or merger described above, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, described above, on its website (www.rhiag.com), to the extent and in the manner permitted by the ExtraMOT Market Rule.
SECTION 5.02.    Successor Person Substituted.
Upon any consolidation, combination or merger of Parent, the Issuer or any other Guarantor, or any Transfer of all or substantially all of the assets of Parent or the Issuer, in accordance with the foregoing provisions of Section 5.01, in which Parent, the Issuer or such Guarantor is not the continuing obligor under the Notes or its related Note Guarantee, the surviving entity formed by such consolidation or into which Parent, the Issuer or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of Parent, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as Parent, the Issuer or such Guarantor, as the case may be, and, except in the case of a Transfer to Parent or any of its Subsidiaries, Parent, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on such Notes or in respect of its related Note Guarantee, as the case may be, and all of Parent’s, the Issuer’s or such Guarantor’s, as the case may be, other obligations and covenants under such Notes, this Indenture and its related Note Guarantee, if applicable.
ARTICLE SIX

DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.
Each of the following constitutes an “Event of Default” with respect to the Notes:
(1)    default for 30 consecutive days in the payment when due of interest with respect to the Notes;
(2)    default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;
(3)    failure by Parent or any Subsidiary for 60 consecutive days after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of the

Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any of the provisions under Section 4.08;
(4)    failure by Parent or any Subsidiary of Parent for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);
(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Parent or any of its Subsidiaries or the payment of which is Guaranteed by Parent or any of its Subsidiaries (other than Indebtedness owed to Parent or a Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; and, in each case, Parent has received notice specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding (with a copy to the Trustee) and does not cure the default within 30 days;
(6)    failure by Parent or any of its Subsidiaries to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(7)    (A) a court having jurisdiction over Parent or any Subsidiary enters (x) a decree or order for relief in respect of Parent or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging Parent or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Parent or any such Subsidiary or group of Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Parent or any such Subsidiary or group of Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) Parent or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent or any such Subsidiary or group of Subsidiaries or for all or substantially all the property and assets of Parent or any such Subsidiary or group of Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due; and
(8)    any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee).
SECTION 6.02.    Acceleration of Maturity; Rescission.
If any Event of Default occurs and is continuing under this Indenture, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, may declare all Notes to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer, all outstanding Notes shall become due and payable without further action or notice.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3)     the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements, indemnities and advances (including attorneys’ fees); and

(4)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03.    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer and the Guarantors.
SECTION 6.04.    Waiver of Existing Defaults and Events of Default.
(a)    Subject to Sections 2.10, 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.
(b)    Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.    Control by Majority.

Subject to Sections 2.10 and 7.01, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against any cost, liability or expense (including reasonable attorneys’ fees incurred prior to the occurrence of an Event of Default and all attorneys’ fees incurred following the occurrence of an Event of Default) that might be caused by taking such action or following such direction.
SECTION 6.06.    Limitation on Suits.
Subject to Section 6.08, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(1)    the Holder has given the Trustee written notice of a continuing Event of Default;
(2)    the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;
(3)    such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;
(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and
(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of Parent or of any Subsidiary of Parent, as such, shall have any liability for any obligations of Parent or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.
SECTION 6.08.    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
SECTION 6.09.    Collection Suit by Trustee.
If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (including attorneys’ fees).
SECTION 6.10.    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.
SECTION 6.11.    Priorities.
If the Trustee collects any money or property pursuant to this Article Six, and after an Event of Default any money or other property distributable in respect of the Issuer’s or Guarantors’ obligations under this Indenture, such money or property shall be paid out or distributed in the following order:
FIRST: to the Trustee and any predecessor Trustee for amounts due under Section 7.07;
SECOND: to the Paying Agent and any predecessor Paying Agent (other than the Issuer, Parent or any of their respective Subsidiaries) for amounts due under Section 7.07;
THIRD: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and
FOURTH: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.
SECTION 6.12.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs incurred prior to the occurrence of an Event of Default and all costs incurrred following the occurrence of an Event of Default, including reasonable attorneys’ fees and expenses incurred prior to the occurrence of an Event of Default and all such fees and expenses incurred following the occurrence of an Event of Default, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE
SECTION 7.01.    Duties of Trustee.

(a)    If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs.
Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Notes by written notice of such event sent to the Trustee in accordance with Section 11.02 at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(b)    Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge:
(1)    The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.
(2)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.
(c)    The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)    This paragraph does not limit the effect of subsection (b) of this Section 7.01.
(2)    The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(3)    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Notes outstanding pursuant to the terms of this Indenture.
(d)    Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.
(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee’s fees, expenses and indemnities (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
SECTION 7.02.    Rights of Trustee.
Subject to Section 7.01:
(1)    The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(2)    Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(3)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.

(4)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct.
(5)    The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including but not limited to as Registrar, Paying Agent and Transfer Agent), custodian and other person employed to act hereunder.
(7)    The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.
(8)    The Trustee may from time to time request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(9)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(10)    The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture but may make its own investigation or inquiry without incurring liability.
(11)    The Trustee may retain professional advisers, at the reasonable expense of the Issuer, to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters within their professional competence relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by them hereunder in good faith and in accordance with the advice and opinion of such professional advisor or counsel.
(12)    The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture.
(13)    The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.
SECTION 7.04.    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication. The Trustee shall not be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.
SECTION 7.05.    Notice of Defaults.
If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and if it is known to the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall give to each Noteholder a notice of the Default or Event of Default within 90 days after it occurs in the manner and to the extent provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture) or relating to Article Five of this Indenture, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.
SECTION 7.06.    [Reserved].
SECTION 7.07.    Compensation and Indemnity.

The Issuer and the Guarantors shall pay to the Trustee from time to time compensation as agreed upon for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all disbursements, expenses and advances (including reasonable attorneys’ fees incurred prior to the occurrence of an Event of Default and all attorneys’ fees incurred following the occurrence of an Event of Default) incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel incurred prior to the occurrence of an Event of Default and all compensation, disbursements and expenses of the Trustee’s agents and external counsel incurred following the occurrence of an Event of Default.
In the event of the occurrence of a Default or an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or agree to otherwise be outside the scope of the normal duties of the Trustee under the Indenture, the Issuer shall pay on demand to the Trustee such additional remuneration as shall be agreed between them. For the avoidance of doubt, any duties in connection with investments, the granting of consents or waivers, concurring in modifications, substitution of the Issuer or enforcement, or during the period post such enforcement, shall be deemed to be of an exceptional nature.
In the event of the Trustee and the Issuer failing to agree:
(a)     (in a case to which the first paragraph of this Section 7.07 applies) upon the amount of the remuneration; or
(b)     (in a case to which the second paragraph of this Section 7.07 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by an independent financial institution or person with experience of the capital markets and of working with trustees (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by a Vice President of the London International Court of Arbitration (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer) and the determination of any such independent financial institution or person with experience of the capital markets and of working with trustees shall be final and binding upon the Trustee and the Issuer.
The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred prior to the occurrence of an Event of Default and all attorneys’ fees and expenses incurred following the occurrence of an Event of Default (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.07), the Notes and the Guarantees or otherwise arising under this Indenture and including the costs and expenses (including reasonable attorneys’ fees incurred prior to the occurrence of an Event of Default and all attorneys’ fees incurred following the occurrence of an Event of Default) of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any third party claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity (each, a “Third Party Claim”); provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third Party Claim without its consent, which consent may be withheld in its sole discretion. The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses incurred prior to the occurrence of an Event of Default and all attorneys’ fees and expenses incurred following the occurrence of an Event of Default of such counsel in connection with any Third Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.
Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own gross negligence, bad faith or willful misconduct.
To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.
The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of each Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven, provided, however, that the gross negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply, mutatis mutandis, to any Person other than the Trustee acting as the Paying Agent, Registrar and Transfer Agent and any other Agent under this Indenture.
SECTION 7.08.    Replacement of Trustee.
The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing and without bearing any costs incurred with respect to such resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a receiver or other public officer takes charge of the Trustee or its property; or
(4)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10.    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is (i) a corporation organized and doing business under the laws of the United States, England and Wales, the Republic of Italy or within the European Union; (ii) authorized under such laws to exercise corporate trustee power; and (iii) a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum.
SECTION 7.11.    Paying Agents.
The Issuer shall cause each Paying Agent (other than the initial Paying Agent appointed hereunder) to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.11:
(A)    that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;
(B)    that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C)    that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.
By its execution and delivery of this Indenture, BNP Paribas Securities Services, Luxembourg Branch, as the initial Paying Agent for the Notes, agrees with the Trustee to each of the foregoing covenants.
The Paying Agent and the Issuer undertake to respect and protect the confidentiality of all information acquired as a result of or pursuant to this Indenture and will not, without the other party’s written consent, disclosure any such confidential information to a third party, unless it is required to do so by applicable law or regulation or is specifically authorized to do so under this Indenture, especially where the provision of such information is the object or part of the services to be provided by the Paying Agent.  The Paying Agent will only ask for the information needed to fulfill its obligations in providing the services required of such Paying Agent under this Indenture.  The Issuer may, at its request, access the data relating to it and will be entitled to have it amended.  The data will be kept for the period which the Paying Agent is required to keep it by law.  The Issuer expressly authorizes the transfer of such data to third parties or to the head office of the Paying Agent if such transmission is required to allow the Paying Agent to provide its services to Issuer, provided, however, that such third parties must be subject to obligations substantially similar to those contained in this Indenture regarding maintenance of confidentiality of such data.  Paying Agent shall be responsible for disclosure of such confidential information by any such third party in violation of those obligations.
SECTION 7.12.    Agents.
Any Agent, including the Paying Agent hereunder, may resign and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and the Issuer. The Trustee and the Issuer may remove any Agent at any time by giving 30 days’ prior written notice to such Agent; provided, however, that no prior notice shall be required for any removal of any Agent for good cause. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within 30 days after such notice (or, immediately upon removal in connection with any removal of an Agent for good cause), the Agent shall deliver any funds then held hereunder in its possession to the Trustee or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its reasonable attorneys’ fees and expenses incurred prior to the occurrence of an Event of Default and all attorneys’ fees and expenses incurred following the occurrence of an Event of Default) incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.07. The Agents shall act solely as agents of the Issuer.
SECTION 7.13.    Noteholders’ Representative.
A representative of the Holders of the Notes (rappresentante comune) (the “Noteholders’ Representative”) may be appointed pursuant to Articles 2415 and 2417 of the Italian Civil Code in order to represent the interests of the Holders of the Notes pursuant to Article 2418 of the Italian Civil Code as well as to give effect to resolutions passed at a meeting of the Holders of the Notes. If the Noteholders’ Representative is not appointed by a meeting of the Holders of the Notes, the Noteholders’ Representative shall be appointed by a decree of the Court where the Issuer has its registered office upon the request of one or more Holders of the Notes or upon the request of the directors of the Issuer. The Noteholders’ Representative remains appointed for a maximum period of three years but may be reappointed again thereafter.
ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 8.01.    Without Consent of Noteholders.

Notwithstanding Section 8.02, Parent, the Issuer, the Guarantors and the Trustee may modify and amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder for any of the following purposes:
(1)    to cure any ambiguity, omission, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of Physical Notes;
(3)    to provide for the assumption of Parent, the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of Parent’s, the Issuer’s or such Guarantor’s assets;
(4)    to secure the Notes;
(5)    to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of this Indenture;
(6)    to conform the text of this Indenture, the Notes, or the Note Guarantees to any provision of the “Description of the Notes” set forth in the Offering Memorandum to the extent that such provision in the “Description of the Notes” set forth in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes, or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect;
(7)    to change the record date set forth on the cover of each Note, to the extent permitted by applicable law and securities exchange listing rules, for purposes of the semi-annual interest payments on the Notes, from the Business Day immediately preceding the applicable Interest Payment Date to March 15 or September 15 immediately preceding the applicable Interest Payment Date;
(8)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or
(9)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect.
After an amendment or supplement under this Section 8.01 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment or supplement. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement
SECTION 8.02.    With Consent of Noteholders.
(a)    Subject to applicable Italian law, including the provisions set forth in Section 8.07, and except to the extent provided in Section 8.01 and subsection (b) of this Section

8.02, this Indenture, the Notes or any Note Guarantee may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing Default or compliance with any provision of this Indenture, the Notes or any Note Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).
(b)    Subject to applicable Italian law, including the provisions set forth in Section 8.07, and notwithstanding subsection (a) of this Section 8.02, without the consent of Holders of at least 75% in aggregate principal amount of the then outstanding Notes issued under this Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):
(1)    reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal amount of or change the Maturity Date of any Notes, or alter the provisions with respect to the redemption of any such Notes other than, except as set forth in clause (7) of this Section 8.02, the provisions of Sections 4.08 and 4.09 of this Indenture;
(3)    reduce the rate of or change the time for payment of interest on any such Notes;
(4)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)    make any such Note payable in currency other than that stated in such Note;
(6)    make any change to the provisions of this Indenture relating to waiver of past Defaults or the rights of Holders of the Notes issued hereunder to receive payments of principal of or interest and Additional Amounts, if any, on the Notes;
(7)    after the Issuer’s obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligations of the Issuer to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;

(8)    release Parent, the Issuer or any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or
(9)    modify or change any provision of this Indenture affecting the ranking of the Notes or Note Guarantees in a manner adverse to the Holders of Notes.
(c)    It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
(d)    After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 8.03.    [Reserved].
SECTION 8.04.    Revocation and Effect of Consents.
(a)    After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.
(b)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.
(c)    After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder’s Note.
SECTION 8.05.    Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 8.06.    Trustee To Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may in its absolute discretion, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is a legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to customary exceptions).
SECTION 8.07.    Meeting of Holders of Notes.
(a)    All meetings of Holders of the Notes will be held in accordance with applicable Italian laws and regulations and the minutes from such meetings will be in Italian.
(b)    In addition to and without prejudice to the other provisions of this Article Eight, in accordance with the provisions set forth under the Italian Civil Code, meetings of the Holders of the Notes to consider any matter affecting their interests, including, without limitation, any amendment, supplement or waiver described in Section 8.02(b), may be convened either (i) by the Board of Directors of the Issuer, (ii) by the Noteholders’ Representative or (iii) upon request by Holders of at least 5.0% of the aggregate principal amount of the outstanding Notes.
(c)    According to the Italian Civil Code, the vote required to pass a resolution by a meeting of Holders of the Notes will be (a) in the case of the first meeting, one or more persons that hold or represent Holders of more than one half of the aggregate principal amount of the outstanding Notes and (b) in the case of the second and any further adjourned meeting, one or more persons that hold or represent Holders of at least two-thirds of the aggregate principal amount of the Notes so present or represented at such meeting. Any such second or further adjourned meeting will be validly held if there are one or more persons present that hold or represent Holders of more than one-third of the aggregate principal amount of the outstanding Notes; provided, however, that the Issuer’s bylaws may provide for a higher quorum (to the extent permitted under Italian law). Certain proposals, as set out under Article 2415 paragraph 1, item 2, and paragraph 3 of the Italian Civil Code (namely, the amendment of the economic terms and conditions of the Notes), may only be approved by a resolution passed at a meeting of Holders of the Notes (including any adjourned meeting) by one or more persons present that hold or represent Holders of not less than one-half of the aggregate principal amount of the outstanding Notes.
(d)    With respect to the matters set forth in Section 8.02(b), and to the extent permitted under Italian law, the percentage of the aggregate principal amount of Notes otherwise required by Article 2415 of the Italian Civil Code to pass a resolution with respect to such matters shall be increased from 50% to 75% of the aggregate principal amount of the outstanding Notes.
Any resolution duly passed at any such meeting shall be binding on all the Holders of the Notes, whether or not such Holder was present at such meeting or voted to approve such resolution. The provisions described under this Section 8.07 will be in addition to, and not in substitution of, the provisions described under Sections 8.01 and 8.02. Notwithstanding the foregoing, any amendment, supplement and/or waiver, in addition to complying with the provisions described under this Section 8.07, must also comply with the other provisions described under Sections 8.01 and 8.02.
ARTICLE NINE
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 9.01.    Discharge of Indenture.
This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees, and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees, when all amounts due to the Trustee shall have been paid and either:
(1)    the Issuer delivers to the Trustee all outstanding Notes issued under this Indenture (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) for cancellation; or
(2)    (a) all Notes outstanding under this Indenture (I) have become due and payable, whether at maturity or as a result of the sending of a notice of redemption, or (II) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits with the Paying Agent such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Notes outstanding under this Indenture on the maturity date or on the applicable optional redemption date, as the case may be; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture; and (d) the Issuer have delivered (I) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, and (II) an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel which binds or affects the Issuer.
The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of and at the expense of the Issuer.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Article Two and in Sections 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.
SECTION 9.02.    Legal Defeasance.
The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of the Holders of the outstanding Notes to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due,
(2)    the Issuer’s obligations with respect to such Notes under Article Two and Sections 4.02, 4.03 and 4.05,

(3)    the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligations in connection therewith and
(4)    this Article Nine.
Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors. In order to exercise such option regarding a Note Guarantee, the Issuer shall provide the Trustee with written notice of its desire to terminate such Note Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.
Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.
SECTION 9.03.    Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors under Sections 4.08, 4.11, 4.15, 4.16 and 4.17 and clauses (3) and (4) of Section 5.01(a) released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5) and (6) shall not constitute Events of Default.
Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.
SECTION 9.04.    Conditions to Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:
(1)    the Issuer must irrevocably deposit with the Trustee or such entity appointed or designated (as Agent) by the Trustee for this purpose, in trust, for the benefit of the Holders of the Notes issued under this Indenture, cash in Euros, European

Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity or on the applicable optional redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;
(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owner of the Notes outstanding under this Indenture will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of the Notes outstanding under this Indenture will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound;
(6)    the Issuer must deliver to the Trustee an Officers’ Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)    the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel upon which the Trustee shall have the right to rely, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 9.05.    Deposited Money and European Government Obligations To Be Held in Trust.
All money and European Government Obligations (including the proceeds thereof) deposited with the Trustee or such entity appointed or designated (as Agent) by the Trustee for this purpose pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the European Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or European Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06.    Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or European Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or European Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or European Government Obligations held by the Trustee or any Paying Agent.

SECTION 9.07.    Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys and European Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and European Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and European Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.08.    Moneys Held by Trustee.
Any moneys and European Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a request of the Issuer, or if such moneys and European Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and European Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and European Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.06, or cause to be published once a week for two successive weeks, in one newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, the State of New York, a notice that such moneys and European Government Obligations remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys and European Government Obligations then remaining will be repaid or returned to the Issuer. After payment or return to the Issuer or the Guarantors or the release of any moneys and European Government Obligations held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled thereto must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.
ARTICLE TEN
GUARANTEE OF SECURITIES
SECTION 10.01.    Guarantee.
The Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).
Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or any Holder under the Note Guarantees.
SECTION 10.02.    Execution and Delivery.
To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer thereof.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.
SECTION 10.03.    Release of Guarantors.
(a)    A Note Guarantee of a Guarantor (other than Parent) will be unconditionally and automatically released and discharged upon any of the following:
(1)    any Transfer (including, without limitation, by way of consolidation or merger) by any Guarantor (other than Parent) to any Person that is not a Guarantor of all or substantially all of the properties and assets of such Guarantor; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility and any other Indebtedness that gave rise to the obligation to provide such Note Guarantee;
(2)    any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) to any Person that is not a Guarantor of Equity Interests of a Guarantor or any issuance by a Guarantor (other than Parent) of its Equity Interests, such that such Guarantor ceases to be a Subsidiary; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility and any other Indebtedness that gave rise to the obligation to provide such Note Guarantee;
(3)    the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under each Credit Facility and any other Indebtedness that gave rise to the obligation to provide such Note Guarantee; or
(b)    upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture in accordance with Article Nine.
(b)    No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders of Notes to which such Note Guarantee relates (i) if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release until such time as such Default or Event of Default is cured and waived (unless such release is in connection with the sale of the Equity Interests in such Guarantor constituting collateral for a Credit Facility in connection with the exercise of remedies against such Equity Interests or in connection with a Transfer permitted by this Indenture if, but for the existence of such Default or Event of Default, such Guarantor would otherwise be entitled to be released from its Guarantee following the sale of such Equity Interests) and (ii) until the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, upon which the Trustee shall have no liability in relying, stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under this Indenture.
(c)    If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officers’ Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the request of the Issuer, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel that a Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Guarantor from its Guarantee complies with this Indenture, the Trustee shall, at the expense of the Issuer, execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 10.03).
(d)    Except as provided under Article Eight, the Note Guarantee of Parent may be released and discharged only with the consent of Holders of at least 75% in aggregate principal amount of the then outstanding Notes issued under this Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes).
SECTION 10.04.    Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.
SECTION 10.05.    Notice to Trustee.
The Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to such Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees.

Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer no later than three Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least three Business Days prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than three Business Days prior to such date.
SECTION 10.06.    Limitation on Liability of Domestic Guarantors.
Each Domestic Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Domestic Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Domestic Guarantor hereby irrevocably agree that the obligations of a Domestic Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Domestic Guarantor result in the obligations of such Domestic Guarantor not constituting such a fraudulent transfer or conveyance.

ARTICLE ELEVEN

MISCELLANEOUS
SECTION 11.01.    [Reserved].
SECTION 11.02.    Notices.
Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Issuer or any Guarantor:

c/o LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
Facsimile: (312) 207-1529
Attention: General Counsel
With copies to:

Sheppard Mullin Richter & Hampton LLP
70 West Madison Street
Chicago, Illinois 60602
Facsimile: (312) 499-4733
Attention: Kenneth Peterson
If to the Trustee:

BNP Paribas Trust Corporation UK Limited
55 Moorgate
London EC2R 6PA
United Kingdom
Facsimile: 020 7595 5078
Attention: The Directors
If to the Paying Agent, the Transfer Agent or the Registrar:

BNP Paribas Securities Services, Luxembourg Branch
60, Avenue J.F. Kennedy
L 2085 Luxembourg
Attention: Corporate Trust Services
The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
The Trustee shall accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Common Depositary (or its designee) pursuant to the standing instructions from the Common Depositary or its designee, including by electronic mail in accordance with applicable Common Depositary procedures.
If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.
SECTION 11.03.    Communications by Holders with Other Holders.
Within 5 Business Days after the receipt by the Trustee of written notice by any three or more Holders stating that such Holders desire to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and such notice is accompanied by (i) a copy of the form of proxy or other communication which such Holders propose to transmit, and (ii) reasonable proof that each such Holder has owned a Note for a period of at least six months preceding the date of such notice, the Trustee shall, at its election, either:
(A)    afford to such Holders access to all information so furnished to or received by the Trustee; or
(B)    inform such Holders as to the approximate number of other Holders of Notes according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in the notice.
If the Trustee elects not to afford to such Holders access to such information, the Trustee will, upon the written request of such Holders, mail to all such Holders copies of the form of proxy or other communication which is specified in such notice, with reasonable promptness after receipt by the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such receipt, the Trustee shall mail to such Holder a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.
The disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of this Section 11.03, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, nor shall the Trustee, the Issuer, the Guarantors, the Registrar and Transfer Agent or any other Agent hereunder be held accountable by reason of mailing any material pursuant to a request made under this Section 11.03.
SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, such Issuer or such Guarantor shall furnish to the Trustee:
(1)    an Officers’ Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 11.05.    Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
SECTION 11.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.
SECTION 11.07.    Business Days; Legal Holidays.
A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York, London, United Kingdom or Luxembourg are authorized or required by law to close; provided, however, that for any payments to be made under this Indenture, such day shall also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) payment system is open for the settlement of payments. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
SECTION 11.08.    Governing Law.
This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
SECTION 11.09.    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
(a)    Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of, related to, or in connection with this Indenture, the Notes, the Note Guarantees and any supplemental indenture or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Issuer has appointed Corporate Creations Network Inc., 15 North Mill Street, Nyack, NY 10960, United States of America, as its authorized agent upon whom process may be served in any such suit, action or proceeding which may be instituted in any federal or state court located in the State of New York, Borough of Manhattan arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws (the “Authorized Agent”). The Issuer expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer.
(b)    To the fullest extent permitted by applicable law, to the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture, the Notes and the Note Guarantees. In addition, the Issuer and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the courts mentioned in subsection (a) of this Section 11.09 for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture, the Notes or the Note Guarantees or the subject matter hereof or thereof may not be enforced in such courts.
(c)    The Issuer and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the fullest extent permitted by applicable law, nothing in this Section 11.09 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Issuer or any Guarantor or its property in the courts of any other jurisdictions.
SECTION 11.10.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of Parent or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 11.11.    Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.
SECTION 11.12.    Delivery.
The exchange of copies of this Indenture by facsimile or PDF transmission shall constitute effective delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

SECTION 11.13.    Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 11.14.    Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.15.    Waiver of Jury Trial.
THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 11.16.    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances

SECTION 11.17.    U.S.A. Patriot Act.
The Issuer and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
SECTION 11.18.    Judgment Currency.

Any payment on account of an amount that is payable in Euros which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or any Guarantor, shall constitute a discharge of the Issuer or the Guarantor’s obligation under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of Euros which such holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first business day following receipt of the payment in the Judgment Currency. If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such Holder or the Trustee, as the case may be, the Issuer and the Guarantors shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.
SECTION 11.19.    Voluntary Registration.
Should a “Caso d’uso”, or an “Enunciazione” or a voluntary registration be triggered after the date hereof, then the relevant applicable registration tax shall be entirely borne by the party that has triggered the “Caso d’uso” or “Enunciazione” or voluntary registration.
[Remainder of Page Intentionally Blank]

SCHEDULE 1
CERTAIN GUARANTORS
A&A AUTO PARTS STORES, INC.
ACCU-PARTS LLC
AKRON AIRPORT PROPERTIES, INC.
AMERICAN RECYCLING INTERNATIONAL, INC.
A-RELIABLE AUTO PARTS & WRECKERS, INC.
ARROW SPEED ACQUISITION LLC
BUDGET AUTO PARTS U-PULL-IT, INC.
CITY AUTO PARTS OF DURHAM, INC.
DRIVERFX.COM, INC.
GREENLEAF AUTO RECYCLERS, LLC
KAI CHINA LLC
KAIR IL, LLC
KAO LOGISTICS, INC.
KAO WAREHOUSE, INC.
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
KEYSTONE AUTOMOTIVE OPERATIONS, INC.
KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.
LAKEFRONT CAPITAL HOLDINGS, INC.
LKQ 1ST CHOICE AUTO PARTS, LLC
LKQ 250 AUTO, INC.
LKQ A&R AUTO PARTS, INC.
LKQ ALL MODELS CORP.
LKQ APEX AUTO PARTS, INC.
LKQ ATLANTA, L.P.
LKQ AUTO PARTS OF CENTRAL CALIFORNIA, INC.
LKQ AUTO PARTS OF MEMPHIS, INC.
LKQ AUTO PARTS OF NORTH TEXAS, INC.
LKQ AUTO PARTS OF NORTH TEXAS, L.P.
LKQ AUTO PARTS OF UTAH, LLC
LKQ BEST AUTOMOTIVE CORP.
LKQ BIRMINGHAM, INC.
LKQ BROADWAY AUTO PARTS, INC.
LKQ FINANCE 1 LLC
LKQ FINANCE 2 LLC
LKQ FOSTER AUTO PARTS SALEM, INC.
LKQ FOSTER AUTO PARTS WESTSIDE LLC
LKQ GLASS 1, LLC
LKQ GORHAM AUTO PARTS CORP.
LKQ GREAT LAKES CORP.
LKQ HEAVY TRUCK-TEXAS BEST DIESEL L.P.
LKQ HUNTS POINT AUTO PARTS CORP.

S-1-1

LKQ LAKENOR AUTO & TRUCK SALVAGE, INC.
LKQ MANAGEMENT COMPANY
LKQ METRO, INC.
LKQ MID-AMERICA AUTO PARTS, INC.
LKQ MIDWEST AUTO PARTS CORP.
LKQ MINNESOTA, INC.
LKQ OF INDIANA, INC.
LKQ OF MICHIGAN, INC.
LKQ OF NEVADA, INC.
LKQ OF TENNESSEE, INC.
LKQ ONLINE CORP.
LKQ PENN-MAR, INC.
LKQ PICK YOUR PART SOUTHEAST, LLC
LKQ PLUNKS TRUCK PARTS & EQUIPMENT - JACKSON, INC.
LKQ RALEIGH AUTO PARTS CORP.
LKQ ROUTE 16 USED AUTO PARTS, INC.
LKQ SALISBURY, INC.
LKQ SAVANNAH, INC.
LKQ SELF SERVICE AUTO PARTS-HOLLAND, INC.
LKQ SELF SERVICE AUTO PARTS-KALAMAZOO, INC.
LKQ SELF SERVICE AUTO PARTS-MEMPHIS, LLC
LKQ SELF SERVICE AUTO PARTS TULSA, INC.
LKQ SMART PARTS, INC.
LKQ SOUTHEAST, INC.
LKQ SOUTHWICK LLC
LKQ TAIWAN HOLDING COMPANY
LKQ TIRE & RECYCLING, INC.
LKQ TRADING COMPANY
LKQ TRIPLETT ASAP, INC.
LKQ U-PULL-IT AUTO DAMASCUS, INC.
LKQ U-PULL-IT TIGARD, INC.
LKQ WEST MICHIGAN AUTO PARTS, INC.
NORTH AMERICAN ATK CORPORATION
PICK-YOUR-PART AUTO WRECKING
PIRATE MERGER SUB LLC
POTOMAC GERMAN AUTO, INC.
PULL-N-SAVE AUTO PARTS, LLC
REDDING AUTO CENTER, INC.
SCRAP PROCESSORS, LLC
SUPREME AUTO PARTS, INC.
U-PULL-IT, INC.
U-PULL-IT, NORTH, LLC,
each as a Guarantor

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S-1-2

SCHEDULE 2
CERTAIN ADDITIONAL GUARANTORS
LKQ BRAD’S AUTO & TRUCK PARTS, INC.
LKQ FOSTER AUTO PARTS, INC.,
each as a Guarantor

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EXHIBIT A-1
[FORM OF RESTRICTED NOTE]
LKQ ITALIA BONDCO S.P.A.
3.875% SENIOR NOTE DUE 2024
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend]
No. [●]    Common Code No. [●]
    ISIN No. [●]    €[●]
LKQ ITALIA BONDCO S.P.A., a joint stock company (società per azioni) organized under the laws of the Republic of Italy (the “Issuer”), for value received promises to pay to BNP Paribas Securities Services, Luxembourg Branch, acting as Common Depositary on behalf of Clearstream and Euroclear or registered assigns the principal sum of [●] EUROS (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on April 1, 2024.

Interest Payment Dates:	April 1 and October 1, commencing [●], 20[●].
Record Dates:	One Business Day prior to the relevant Interest Payment Date.
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

1    Reg S Common Code: 139500440; 144A Common Code: 139500458
2    Reg S ISIN: XS1395004408; 144A ISIN: XS1395004580

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.
LKQ ITALIA BONDCO S.P.A.
By:
    Name:
    Title:

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Certificate of Authentication
This is one of the 3.875% Senior Notes due 2024 referred to in the within-mentioned Indenture.
BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH,
as Authenticating Agent
By:
Dated: [●]

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[FORM OF REVERSE OF RESTRICTED NOTE]
LKQ ITALIA BONDCO S.P.A.
3.875% SENIOR NOTE DUE 2024
1.    Interest. LKQ ITALIA BONDCO S.P.A., a joint stock company (società per azioni) organized under the laws of the Republic of Italy (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 3.875% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [insert applicable issue date] to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 1 and October 1, commencing [insert first payment date]. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the Business Day immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in Euros. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.
3.    Paying Agent, Registrar and Transfer Agent. Initially, BNP Paribas Securities Services, Luxembourg Branch will act as a Paying Agent, Registrar and Transfer Agent. The Issuer may change any Paying Agent, Registrar or Transfer Agent without notice. The Issuer or any Affiliate thereof may act as Paying Agent, Registrar or Transfer Agent.
4.    Indenture. The Issuer issued the Notes under an Indenture dated as of April 14, 2016 (the “Indenture”) among, inter alios, the Issuer, the Guarantors and BNP Paribas Trust Corporation UK Limited (the “Trustee”). This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
5.    Optional Redemption. Prior to January 1, 2024, the Issuer may on one or more occasions redeem the Notes at its option, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the Make-Whole Redemption Date, plus the Make-Whole Premium (a “Make-Whole Redemption”). The Issuer shall notify the Paying Agent of the Make-Whole Premium by delivering to the Paying Agent, on or before the applicable Make-Whole Redemption Date, an Officers’ Certificate showing the calculation

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thereof in reasonable detail, and neither the Trustee nor the Paying Agent shall have any responsibility for verifying or otherwise for such calculation.
On or after January 1, 2024, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the applicable Redemption Date.
Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with the redemption of Notes is subject to the rights of a Holder of Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related interest payment date to receive interest on such interest payment date.
6.    Redemption of Notes for Changes in Withholding Taxes. The Issuer may, at its option, redeem all, but not less than all, of the then outstanding Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption applies only if as a result of any amendment to or change in the laws or treaties (including any rulings or regulations promulgated thereunder) of any Taxing Jurisdiction, or any amendment to or change in any official position of a taxing authority in any Taxing Jurisdiction concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including by virtue of a holding by a court of competent jurisdiction), which amendment or change in each case is publicly announced and effective after the Issue Date (or in the case Additional Amounts caused by a tax imposed by a jurisdiction that became a Taxing Jurisdiction after the Issue Date, after the date on which such jurisdiction became a Taxing Jurisdiction), the Issuer has become or will become obligated to pay material Additional Amounts (as described in Section 4.12 of the Indenture) on the next date on which any amount would be payable with respect to such Notes and the Issuer reasonably determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to the Issuer. Notice of such redemption may not be given earlier than 90 days prior to the earliest date on which the Issuer of such Notes would be obligated to pay such Additional Amounts were a payment in respect of such Notes then due nor later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to elect to redeem have occurred and (ii) an opinion of independent legal counsel of recognized expertise in the laws of the relevant jurisdiction and satisfactory to the Trustee to the effect that the Issuer, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.
7.    Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. For Notes which are

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represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. If the Issuer effects an optional redemption of the Notes, it will, if and for so long as any Notes are listed on (i) the Official List of the Irish Stock Exchange and (ii) the ExtraMOT, Professional Segment and the rules of the Irish Stock Exchange and the ExtraMOT Market Rule so require, inform the Irish Stock Exchange and Borsa Italiana of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding immediately after such redemption. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
8.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of €100,000 and any integral multiples of €1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.
10.    Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.
11.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
12.    Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of not less than 75% of the aggregate amount of the outstanding Notes.

A-1-6

13.    Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Subsidiaries to, among other things, create liens, make Restricted Payments or enter into Sale and Leaseback Transactions and on the ability of Parent and the Issuer to consolidate, merge or sell all or substantially all of the assets of Parent and its Subsidiaries and requires Parent to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
14.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.
15.    Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3)    the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
(4)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.

A-1-7

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.
16.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
17.    No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of Parent or of any Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
18.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in Euros, European Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.
19.    Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
20.    Authentication. This Note shall not be valid until the Authenticating Agent manually signs the certificate of authentication on the other side of this Note.
21.    Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
22.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

A-1-8

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
LKQ Italia Bondco S.p.A.
c/o LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
Attn: General Counsel
Telephone: (312) 621-1950
Facsimile: (312) 207-1529

A-1-9

ASSIGNMENT
I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint __________________________________________________________
Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture check the appropriate box:
☐    Section 4.08            ☐    Section 4.09
If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
€___________________________________
(€1,000 or any integral multiple
thereof; provided that the part not
purchased must be at least €100,000)
Date:________________________________

Your Signature:	___________________________________ (Sign exactly as your name appears on the face of this Note)
________________________________
Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-11

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Securities only.

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EXHIBIT A-2
[FORM OF UNRESTRICTED NOTE]
LKQ ITALIA BONDCO S.P.A.
3.875% SENIOR NOTE DUE 2024
[Insert Global Note Legend, if applicable]
No. [●]    Common Code No. [●]3
    ISIN No. [●]4    €[●]
LKQ ITALIA BONDCO S.P.A., a joint stock company (società per azioni) organized under the laws of the Republic of Italy (the “Issuer”), for value received promises to pay to BNP Paribas Securities Services, Luxembourg Branch, acting as Common Depositary on behalf of Clearstream and Euroclear or registered assigns the principal sum of [●] EUROS (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on April 1, 2024.

Interest Payment Dates:	April 1 and October 1, commencing [●], 20[●].
Record Dates:	One Business Day prior to the relevant Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

3    Reg S Common Code: 139500440; 144A Common Code: 139500458
4    Reg S ISIN: XS1395004408; 144A ISIN: XS1395004580

A-2-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.
LKQ ITALIA BONDCO S.P.A.
By:
    Name:
    Title:

A-2-2

Certificate of Authentication
This is one of the 3.875% Senior Notes due 2024 referred to in the within-mentioned Indenture.
BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH,
as Authenticating Agent
By:
Dated: [●]

A-2-3

[FORM OF REVERSE OF UNRESTRICTED NOTE]
LKQ ITALIA BONDCO S.P.A.
3.875% SENIOR NOTE DUE 2024
1.    Interest. LKQ ITALIA BONDCO S.P.A., a joint stock company (società per azioni) organized under the laws of the Republic of Italy (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 3.875% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [insert applicable issue date] to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 1 and October 1, commencing [insert first payment date]. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the Business Day immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in Euros. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.
3.    Paying Agent, Registrar and Transfer Agent. Initially, BNP Paribas Securities Services, Luxembourg Branch will act as a Paying Agent, Registrar and Transfer Agent. The Issuer may change any Paying Agent, Registrar or Transfer Agent without notice. The Issuer or any Affiliate thereof may act as Paying Agent, Registrar or Transfer Agent.
4.    Indenture. The Issuer issued the Notes under an Indenture dated as of April 14, 2016 (the “Indenture”) among, inter alios, the Issuer, the Guarantors and BNP Paribas Trust Corporation UK Limited (the “Trustee”). This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
5.    Optional Redemption. Prior to January 1, 2024, the Issuer may on one or more occasions redeem the Notes at its option, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the Make-Whole Redemption Date, plus the Make-Whole Premium (a “Make-Whole Redemption”). The Issuer shall notify the Paying Agent of the Make-Whole Premium by delivering to the Paying Agent, on or before the applicable Make-Whole Redemption Date, an Officers’ Certificate showing the calculation

A-2-4

thereof in reasonable detail, and neither the Trustee nor the Paying Agent shall have any responsibility for verifying or otherwise for such calculation.
On or after January 1, 2024, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the applicable Redemption Date.
Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with the redemption of Notes is subject to the rights of a Holder of Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related interest payment date to receive interest on such interest payment date.
6.    Redemption of Notes for Changes in Withholding Taxes. The Issuer may, at its option, redeem all, but not less than all, of the then outstanding Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption applies only if as a result of any amendment to or change in the laws or treaties (including any rulings or regulations promulgated thereunder) of any Taxing Jurisdiction, or any amendment to or change in any official position of a taxing authority in any Taxing Jurisdiction concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including by virtue of a holding by a court of competent jurisdiction), which amendment or change in each case is publicly announced and effective after the Issue Date (or in the case Additional Amounts caused by a tax imposed by a jurisdiction that became a Taxing Jurisdiction after the Issue Date, after the date on which such jurisdiction became a Taxing Jurisdiction), the Issuer has become or will become obligated to pay material Additional Amounts (as described in Section 4.12 of the Indenture) on the next date on which any amount would be payable with respect to such Notes and the Issuer reasonably determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to the Issuer. Notice of such redemption may not be given earlier than 90 days prior to the earliest date on which the Issuer of such Notes would be obligated to pay such Additional Amounts were a payment in respect of such Notes then due nor later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to elect to redeem have occurred and (ii) an opinion of independent legal counsel of recognized expertise in the laws of the relevant jurisdiction and satisfactory to the Trustee to the effect that the Issuer, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.
7.    Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. For Notes which are

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represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. If the Issuer effects an optional redemption of the Notes, it will, if and for so long as any Notes are listed on (i) the Official List of the Irish Stock Exchange and (ii) the ExtraMOT, Professional Segment and the rules of the Irish Stock Exchange and the ExtraMOT Market Rule so require, inform the Irish Stock Exchange and Borsa Italiana of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding immediately after such redemption. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
8.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of €100,000 and any integral multiples of €1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.
10.    Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.
11.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
12.    Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of not less than 75% of the aggregate amount of the outstanding Notes.

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13.    Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Subsidiaries to, among other things, create liens, make Restricted Payments or enter into Sale and Leaseback Transactions and on the ability of Parent and the Issuer to consolidate, merge or sell all or substantially all of the assets of Parent and its Subsidiaries and requires Parent to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
14.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.
15.    Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3)    the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
(4)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.

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Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.
16.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
17.    No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Issuer or of any Subsidiary, as such, shall have any liability for any obligations of Parent or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
18.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in Euros, European Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.
19.    Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
20.    Authentication. This Note shall not be valid until the Authenticating Agent manually signs the certificate of authentication on the other side of this Note.
21.    Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
22.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
LKQ Italia Bondco S.p.A.
c/o LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
Attn: General Counsel
Telephone: (312) 621-1950
Facsimile: (312) 207-1529

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ASSIGNMENT
I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box:
☐    Section 4.08            ☐    Section 4.09
If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

€
(€1,000 or any integral multiple
thereof; provided that the part not
purchased must be at least €100,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this note

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Securities only.

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EXHIBIT B
[FORM OF LEGEND FOR RESTRICTED SECURITIES]
Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE

B-1

MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

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EXHIBIT C
[FORM OF LEGEND FOR GLOBAL NOTE]
Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE OF A COMMON DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH (THE “COMMON DEPOSITARY”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH, HAS AN INTEREST HEREIN.

C-1

EXHIBIT D
[RESERVED]

D-1

EXHIBIT E
[FORM OF LEGEND FOR REGULATION S NOTE]
Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

E-1

EXHIBIT F
FORM OF CERTIFICATE OF TRANSFER
LKQ Italia Bondco S.p.A.
c/o LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661

BNP Paribas Securities Services, Luxembourg Branch
60, Avenue J.F. Kennedy
L 2085 Luxembourg
Attention: Corporate Trust Services

re: LKQ Italia Bondco S.p.A.

Re:    3.875% Senior Notes due 2024
(Common Code _____________)
(ISIN _______________)
Reference is hereby made to the Indenture, dated as of April 14, 2016 (the “Indenture”), by and among, inter alios, LKQ Italia Bondco S.p.A. (the “Issuer”), the Guarantors and BNP Paribas Trust Corporation UK Limited, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐ Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.
2.    ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.
3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    ☐ such Transfer is being effected to the Issuer or a Subsidiary thereof;
or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

(d)    ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than €250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.
4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.
(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(b)    ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(c)    ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.
(d)    ☐ Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Owner]
By:
Name:
Title:
Dated: ____________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE]
(a)    ☐ a beneficial interest in a:
(i)    ☐ Rule 144A Global Note (Common Code ______) (ISIN ______), or
(ii)    ☐ Regulation S Global Note (Common Code ______) (ISIN ______), or
(b)    ☐ a Restricted Physical Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    ☐ a beneficial interest in the:
(i)    ☐ Rule 144A Global Note (Common Code _______) (ISIN ______), or
(ii)    ☐ Regulation S Global Note (Common Code ______)(ISIN ______), or
(iii)    ☐ Unrestricted Global Note (Common Code ______) (ISIN ______), or
(b)    ☐ a Restricted Physical Note; or
(c)    ☐ an Unrestricted Physical Note,
in accordance with the terms of the Indenture.

EXHIBIT G
FORM OF CERTIFICATE OF EXCHANGE
LKQ Italia Bondco S.p.A.
c/o LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661

BNP Paribas Securities Services, Luxembourg Branch
60, Avenue J.F. Kennedy
L 2085 Luxembourg
Attention: Corporate Trust Services
re: LKQ Italia Bondco S.p.A.

Re:    3.875% Senior Notes due 2024
(Common Code ______________)
(ISIN _______________)
Reference is hereby made to the Indenture, dated as of April 14, 2016 (the “Indenture”), by and among, inter alios, LKQ Italia Bondco S.p.A. (the “Issuer”), the Guarantors and BNP Paribas Trust Corporation UK Limited, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note
(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐    Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)    ☐    Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.
(a)    ☐    Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]
By:
Name:
Title:
Dated: ____________________

EXHIBIT H
[RESERVED]

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EXHIBIT I
[RESERVED]

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EXHIBIT J-1
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT DOMESTIC GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of LKQ Corporation (or its permitted successor), a Delaware corporation (“Parent”), LKQ Italia Bondco S.p.A., a joint stock company (società per azioni) organized under the laws of the Republic of Italy (the “Issuer”), Parent, the other Guarantors (as defined in the Indenture referred to herein) and BNP Paribas Trust Corporation UK Limited, as trustee under the Indenture referred to herein (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of April 14, 2016 (the “Indenture”), providing for the issuance of the Issuer’s 3.875% Senior Notes due 2024 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Ten thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

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5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
8.    GENERAL PROVISIONS. This Supplement Indenture to be entered by exchange of correspondence. Should a “Caso d’uso”, or an “Enunciazione” or a voluntary registration be triggered after the date hereof, then the relevant applicable registration tax shall be entirely borne by the party that has triggered the “Caso d’uso” or “Enunciazione” or voluntary registration.
[Remainder of Page Intentionally Blank]

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EXHIBIT J-2
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT ITALIAN GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of LKQ Corporation (or its permitted successor), a Delaware corporation (“Parent”), LKQ Italia Bondco S.p.A., a joint stock company (società per azioni) organized under the laws of the Republic of Italy (the “Issuer”), Parent and BNP Paribas Trust Corporation UK Limited, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of April 14, 2016 (the “Indenture”), providing for the issuance of the Issuer’s 3.875% Senior Notes due 2024 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Company, the Issuer and the Guaranteeing Subsidiary and the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Unless otherwise specified herein, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
In this Supplemental Indenture:

“Credit Support” means with respect to the Guaranteeing Subsidiary that has carried out a Whitewash Procedure, the security interests granted by such Guarantor pursuant to the Notes Guarantee.

“Whitewash Procedure” means the “whitewash procedure” under Article 2358 of the Italian Civil Code.

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2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Ten thereof.
The Notes Guarantees of the Guaranteeing Subsidiary, as consequence of applicable Italian corporate law limitations and in accordance with the Whitewash Procedure, will not exceed at any time, the amount described below.

The Notes Guarantee will not exceed at any time an aggregate amount equal to the sum of:

(i)
the aggregate principal amount of any intercompany loans, or other financial support in any form, advanced or granted from time to time to the Guaranteeing Subsidiary (or any of its direct or indirect subsidiaries pursuant to article 2359 of the Italian Civil Code) by the Issuer (whether directly or indirectly) since the Issue Date or outstanding on the Issue Date, as resulting from time to time from the latest financial statements (bilancio di esercizio) of the Guaranteeing Subsidiary duly approved by the shareholders meeting of the Guaranteeing Subsidiary and/or any of its direct or indirect subsidiaries, as the case may be— notwithstanding any subsequent repayment, reduction or cancellation; and

(ii)
the aggregate principal amount drawn by the Guaranteeing Subsidiary (or any of its direct or indirect subsidiaries pursuant to article 2359 of the Italian Civil Code) under any facility agreement (including the Senior Secured Credit Facility) to which the Guaranteeing Subsidiary has acceded as a result of the commitment of the Parent (or any of its direct or indirect subsidiaries) and/or the Issuer— notwithstanding any subsequent repayment, reduction or cancellation; and

The maximum amount that the Guaranteeing Subsidiary may be required to pay in respect of its obligations as Guarantor under the Guarantee shall not exceed at any time, the amount of the Credit Support approved by the shareholders’ meeting of the Guaranteeing Subsidiary held on                     . In the context of the Whitewash Procedure, pursuant to Article 2358, paragraph 6, of the Italian Civil Code, the ability of holders of the Notes to recover on the Credit Support will be limited to an amount not greater than the distributable profits and the available reserves set out in the most recent “duly approved financial statements” of the Guarantor.

Pursuant to Article 1938 of the Italian Civil Code, if a personal guarantee is issued to guarantee conditional or future obligations, the guarantee must be limited to a maximum amount. In this respect, the maximum amount that the Guaranteeing Subsidiary may be required to pay in respect of its obligations as Guarantor under the Notes Guarantee shall not exceed an amount equal to 120% of the aggregate principal amount of the Notes.

The Guarantee will:

(a)	be a general senior unsecured obligation of the Guarantor;

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(b)	rank pari passu in right of payment to any existing or future obligations of the Guarantor that are not subordinated in right of payment to its Guarantee;

(c)	rank senior in right of payment to any future indebtedness of the Guarantor that is subordinated in right of payment to its Guarantee;

(d)
be effectively subordinated to any existing or future obligations of the relevant Guarantor that are secured by property or assets that do not secure its Guarantee, to the extent of the value of the property and assets securing such obligations; and

(e)	be subject to the limitations described in this Supplement Indenture.

3.    RELEASES. Each Guarantee shall be automatically and unconditionally released and discharged in accordance with Section 10.03 of the Indenture.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    SUBMISSION TO JURISDICTION. Each of the parties hereto hereby incorporates by reference Section 11.09 of the Indenture.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
9.    GENERAL PROVISIONS. This Supplement Indenture to be entered by exchange of correspondence. Should a “Caso d’uso”, or an “Enunciazione” or a voluntary registration be triggered after the date hereof, then the relevant applicable registration tax shall be entirely borne by the party that has triggered the “Caso d’uso” or “Enunciazione” or voluntary registration.
[Remainder of Page Intentionally Blank]

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EXHIBIT J-3
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT CZECH GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of LKQ Corporation (or its permitted successor), a Delaware corporation (“Parent”), LKQ Italia Bondco S.p.A., a joint stock company (società per azioni) organized under the laws of the Republic of Italy (the “Issuer”), Parent and BNP Paribas Trust Corporation UK Limited, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of April 14, 2016 (the “Indenture”), providing for the issuance of the Issuer’s 3.875% Senior Notes due 2024 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to the Indenture, the Company, the Issuer and the Subsequent Guarantor and the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article Ten thereof.
In addition, the obligations of the Subsequent Guarantor and the granting of its Guarantee shall be limited as follows:

The obligations of the Czech Guarantor pursuant to the Indenture shall not include any payment undertaking, obligation or liability to the extent it would result in the Guarantee and/or indemnity violating the prohibition of financial assistance (finanční asistence) pursuant to the [Section 200]5 [Section 311]6 et seq. of the Act No. 90/2012 Coll., the Commercial Corporations Act, in particular,

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5 To be used where the Guaranteeing Subsidiary is a Czech limited liability company.
6 To be used where the Guaranteeing Subsidiary is a Czech joint stock company.

no Guarantee and/or indemnity of the Czech Guarantor pursuant to the Indenture shall include any payment undertaking, obligations and/or liabilities relating to the repayment of any proceeds of the Notes used to finance the purchase price (or its part) for the Acquisition and related payment obligations or refinance any funds used to finance the purchase price (or its part) for the Acquisition and related payment obligations, provided that, the obligations of the Czech Guarantor pursuant to the Indenture shall not exceed the total amount of €35 million (the “Czech Guarantor Funding Amount”).

The maximum amount of the Czech Guarantor’s liability under any Guarantee and/or indemnity pursuant to this Supplemental Indenture shall be limited to an amount equal to the Czech Limitation Amount (as defined below), being the product of the following formula:

“Czech Limitation Amount”=	A	x	G	x	0.9
O

where:

(i) “A” means the net book value of all assets of the Czech Guarantor recorded in its latest annual unconsolidated financial statements (audited, if available) made available to the Trustee or, if they are more up-to-date, its latest interim unconsolidated financial statements (audited, if available) made available to the Trustee;

(ii) “G” means the CZK equivalent of the amount of €35 million;

(iii) “O” means all liabilities of the Czech Guarantor recorded in latest annual unconsolidated financial statements (audited, if available) made available to the Trustee, or, if they are more up-to-date, its latest interim unconsolidated financial statements (audited, if available) made available to the Trustee. The term “liabilities” shall have the meaning attached to it under the accounting standards applicable to the Czech Guarantor but, notwithstanding the foregoing, shall at all times:

(1) exclude equity capital (vlastní kapitál);

(2) include the “G” amount calculated in accordance with paragraph (ii) above;

(3) include all other liabilities guaranteed by (and other off-balance sheet liabilities of) the Czech Guarantor under this Supplemental Indenture and the Senior Secured Credit Facility or otherwise;

and

(4) include all other liabilities secured by the Czech Guarantor, provided that such liabilities shall only be included up to the amount equal to the net book value of the assets owned by the Czech Guarantor subject to such security,

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in each case, without double counting, and so that the amount of any contingent liability as described above shall be calculated as the maximum liability upon the occurrence of the contingency giving rise to the relevant liability, provided, however, that if the Czech Limitation Amount calculated per the above formula exceeds the Czech Guarantor Funding Amount, the Czech Limitation Amount shall be reduced to the Czech Guarantor Funding Amount.

The term “net book value” used for the purpose of the calculation of the Czech Limitation Amount means the book value reduced by corrections and provisions (in Czech opravné položky a oprávky (korekce)) as set out in decree no. 500/2002 Coll., as amended (the “Decree”), implementing Act No. 563/1991 Coll., on Accountancy, as amended or in any other legislation which may supersede the Decree in future.

However in any case the obligations of The Czech Guarantor under its Guarantee shall never exceed the Czech Guarantor Funding Amount.

3.    RELEASES. Each Guarantee shall be automatically and unconditionally released and discharged in accordance with the Indenture.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    SUBMISSION TO JURISDICTION. Each of the parties hereto hereby incorporates by reference Section 11.09 of the Indenture.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
9.    GENERAL PROVISIONS. This Supplement Indenture to be entered by exchange of correspondence. Should a “Caso d’uso”, or an “Enunciazione” or a voluntary

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registration be triggered after the date hereof, then the relevant applicable registration tax shall be entirely borne by the party that has triggered the “Caso d’uso” or “Enunciazione” or voluntary registration.
[Remainder of Page Intentionally Blank]

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EXHIBIT K
[FORM OF OFFICERS’ COMPLIANCE CERTIFICATE]

OFFICERS’ CERTIFICATE
OF LKQ CORPORATION

____________, 20___

BNP Paribas Trust Corporation UK Limited
55 Moorgate
London EC2R 6PA
United Kingdom
Each of the undersigned, _________________, President and Chief Executive Officer of LKQ Corporation (the “Parent”) and _________________, Executive Vice President and Chief Financial Officer of the Parent, hereby certifies in such capacities (and not individually), (a) he has read the covenants and conditions set forth in the Indenture, dated as of April 14, 2016 (the “Indenture”), by and among the Parent, LKQ Italia Bondco S.p.A., a joint stock company (società per azioni) organized under the laws of the Republic of Italy (the “Issuer”), the entities listed as “Guarantors” (collectively, the “Guarantors”) on Schedule 1 and Schedule 2 thereto, and BNP Paribas Trust Corporation UK Limited, as trustee (the “Trustee”), relating to the Compliance Certificate described in Section 4.06 of the Indenture, and the definitions therein and the other provisions of the Indenture related thereto, (b) the statements made in this Officers’ Certificate are based upon an examination of and familiarity with the Indenture, upon his general knowledge of and familiarity with the operation of the Parent and upon the performance of his duties as an Officer of the Parent and/or the Guarantors, (c) in his opinion, he has made such examination or investigation as he believes is necessary to enable him to express an informed opinion as to whether or not all conditions and covenants, if any, relating to the Compliance Certificate described in Section 4.06 have been complied with and (d) in his opinion, all conditions and covenants, if any, relating to the Compliance Certificate described in Section 4.06 of the Indenture have been satisfied.
A review of the activities of the Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent has kept, observed, performed and fulfilled its obligations under the Indenture. Each Officer signing this Officers’ Certificate hereby further certifies that, to the best of his knowledge, based upon such review, without giving effect to any applicable grace periods, the Parent has fulfilled all obligations under the Indenture.
Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

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IN WITNESS WHEREOF, the undersigned have executed this Certificate on this ____day of _____________, 20___.

Name:
Title:

Name:
Title:

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